                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

   |_| Preliminary Proxy Statement                 Confidential, for Use of the
   |X| Definitive Proxy Statement                 Commission Only (as permitted
   |_| Definitive Additional Materials               by Rule 14a-6(e)(2))   |_|
   |_| Soliciting Material Pursuant to
       Rule 14a-11(c) or Rule 14a-12

                               Eagle Bancorp, Inc.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): |X|   No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1.  Title of each class of securities to which transaction applies:

             -------------------------------------------------------------------

         2.  Aggregate number of securities to which transaction applies:

             -------------------------------------------------------------------

         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

             -------------------------------------------------------------------

         4.  Proposed maximum aggregate value of transaction:

             -------------------------------------------------------------------

         5.  Total Fee Paid:

             -------------------------------------------------------------------

 |_|     Fee paid previously with preliminary materials:

 |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1.  Amount Previously Paid:


         2.  Form, Schedule or Registration Statement No.:


         3   Filing Party:


         4.  Date Filed:

                               EAGLE BANCORP, INC.
                              7815 WOODMONT AVENUE
                            BETHESDA, MARYLAND 20814

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 25, 2006

TO THE SHAREHOLDERS OF EAGLE BANCORP, INC.:

         The Annual Meeting of Shareholders of Eagle Bancorp, Inc. (the "Company"), will be held at

                           The Bethesda Marriott Hotel
                              5151 Pooks Hill Road
                               Bethesda, Maryland

                    on Thursday, May 25, 2006 at 10:00 A.M.,

for the following purposes:

       1. To elect eight (8) directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

       2.    To consider and vote upon the Company's 2006 Stock Plan; and

       3. To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

         Shareholders of record as of the close of business on April 6, 2006 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

                                        By Order of the Board of Directors



                                        Zandra D. Nichols, Corporate Secretary



April 20, 2006






         PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY, IF YOU DESIRE, REVOKE YOUR PROXY AND VOTE IN PERSON. IF YOUR SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORDHOLDER IN ORDER TO VOTE IN PERSON AT THE MEETING.

                               EAGLE BANCORP, INC.
                              7815 Woodmont Avenue
                            Bethesda, Maryland 20814

                         ------------------------------
                         ANNUAL MEETING OF SHAREHOLDERS
                                 PROXY STATEMENT
                         ------------------------------

                                  INTRODUCTION

         This Proxy Statement is being sent to shareholders of Eagle Bancorp, Inc., a Maryland corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders, to be held at 10:00 A.M. on Thursday, May 25, 2006, and at any adjournment or postponement of the meeting. The purposes of the meeting are:

        1. electing eight (8) directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

        2.   considering and voting on the Company's 2006 Stock Plan; and

        3. transacting any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

         The meeting will be held at:

                           The Bethesda Marriott Hotel
                              5151 Pooks Hill Road
                               Bethesda, Maryland

         This proxy statement and proxy card are being sent to shareholders of the Company on or about April 20, 2006. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2005, which includes our audited financial statements, also accompanies this proxy statement.

         The cost of this proxy solicitation is being paid by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone by officers, regular employees or directors of the Company or its subsidiary, EagleBank (the "Bank"), who will not receive any special compensation for their services. The Company may also reimburse brokers, custodians, nominees and other fiduciaries for their reasonable out-of-pocket and clerical costs for forwarding proxy materials to their principals. The Company has not engaged a paid proxy solicitation firm to assist it in connection with the meeting, although it reserves the right to do so if deemed appropriate.

                            VOTING RIGHTS AND PROXIES


VOTING RIGHTS

         Only shareholders of record at the close of business on April 6, 2006, will be entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting. On that date, the Company had 7,239,422 shares of common stock, par value $.01 per share (the "common stock") outstanding, held by approximately 2,300 total shareholders, including approximately 800 shareholders of record. The common stock is the only class of the Company's stock of which shares are outstanding. Each share of common stock is entitled to one vote on all matters submitted to a vote of the shareholders. Shareholders do not have the right to cumulate votes in the election of directors. The presence, in person or by proxy, of not less than a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum at the meeting.

PROXIES

         Properly executed proxies received by the Company in time to be voted at the meeting will be voted as specified by shareholders. In the absence of specific instructions, proxies received will be voted FOR the election of the nominees for election as directors, and FOR approval of the 2006 Stock Plan. Management does not know of any matters that will be brought before the meeting, other than as described in this proxy statement. If other matters are properly brought before the meeting, the persons named in the proxy intend to vote the shares to which the proxies relate in accordance with their best judgment.

         The judges of election appointed by the Board of Directors for the meeting will determine the presence of a quorum and will tabulate the votes cast at the meeting. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the vote of shareholders. If a broker indicates that he or she does not have discretionary authority to vote any shares of common stock on a particular matter, such shares will be treated as present for general quorum purposes, but will not be considered as present or voted with respect to that matter. It is expected that brokers and other street name nominee holders will not vote shares on the 2006 Stock Plan without express instructions from beneficial holders. Therefore, it is important that you provide your bank or broker with instructions on how to vote your shares.

         Please sign, date, mark and return promptly the enclosed proxy in the postage paid envelope provided for this purpose in order to assure that your shares are voted. You may revoke your proxy at any time before it is voted at the meeting:

        o    by granting a later proxy with respect to the same shares;
        o by sending written notice to Zandra D. Nichols, Corporate Secretary of the Company, at the address noted above, at any time prior to the proxy being voted; or
        o    by voting in person at the meeting.


         Attendance at the meeting will not, in itself, revoke a proxy. If your shares are held in the name of your bank or broker, you will need additional documentation to vote in person at the meeting. Please see the voting form provided by your recordholder for additional information regarding the voting of your shares.

         Many shareholders whose shares are held in an account at a brokerage firm or bank will have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Shareholders should check the voting form or instructions provided by their recordholder to see which options are available. Shareholders submitting proxies or voting instructions electronically should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that would be borne by the shareholder. To revoke a proxy previously submitted electronically, a shareholder may simply submit a new proxy at a later date before the submission deadline indicated by your bank or broker, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

SECURITIES OWNERSHIP OF DIRECTORS, NOMINEES, OFFICERS AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information concerning the number and percentage of whole shares of the Company's common stock beneficially owned by its directors, nominees for director, executive officers whose compensation is disclosed, and by its directors and all executive officers as a group, as of April 6, 2006 as well as information regarding each other person known by the Company to own in excess of five percent of the outstanding common stock. Except as otherwise indicated, all shares are owned directly, and the named person possesses sole voting and sole investment power with respect to all such shares. Except as set forth below, the Company knows of no other person or persons, who beneficially own in excess of five percent of the Company's common stock. Further, the Company is not aware of any arrangement which at a subsequent date may result in a change of control of the Company.



                  Name                                      Position                    Number of Shares       Percentage(1)
------------------------------------------     -----------------------------------    ---------------------    ---------------
Leonard L. Abel                                  Chairman of Board of Company,              230,551(2)             3.17%
                                                        Director of Bank
Leslie M. Alperstein, Ph.D.                           Director of Company                    42,510(3)             0.59%

Dudley C. Dworken                                 Director of Company and Bank              138,267(4)             1.91%

Michael T. Flynn                                  Executive Vice President and               28,337(5)             0.39%
                                                Director of Company; President,
                                                  Chief Executive Officer and
                                                        Director of Bank

Eugene F. Ford, Sr.                                   Director of Company                    85,015(6)             1.17%

Philip N. Margolius                               Director of Company and Bank              147,741(7)             2.07%

Ronald D. Paul                                    Vice Chairman, President and              436,366(8)             5.99%
                                               Treasurer of Company; Chairman of
                                                         Board of Bank

Leland M. Weinstein                               Director of Company and Bank               81,295(9)             1.12%

Thomas D. Murphy                                Executive Vice President, Chief             58,134(10)             0.80%
                                               Operating Officer and Director of
                                                              Bank

Susan G. Riel                                   Executive Vice President, Chief             46,635(11)             0.64%
                                                 Administrative Officer of Bank

Martha Foulon-Tonat                             Executive Vice President, Chief             46,100(12)             0.63%
                                                    Lending Officer of Bank

All directors, nominees and executive
officers of Company as a group (13
persons)                                                                                1,398,009(13)             18.26%

(1) Represents percentage of 7,239,422 shares issued and outstanding as of April 6, 2005, except with respect to individuals holding options exercisable within 60 days of that date, in which event, represents percentage of shares issued and outstanding plus the number of shares for which that person holds options exercisable within 60 days of April 6, 2006, and except with respect to all directors and executive officers of the Company as a group, in which case represents percentage of shares issued and outstanding plus the number of shares for which those persons hold such options.
(2) Includes options and warrants to purchase 36,235 shares of common stock, 155,415 shares of common stock held jointly and 10,237 shares held by spouse.
(3) Includes 41,340 shares of common stock held jointly, and options to purchase 520 shares of common stock.

(4) Includes 65,000 shares held in a trust of which Mr. Dworken is beneficiary, 34,041 shares held jointly and options and warrants to purchase 17,481 shares of common stock.
(5) Includes options to purchase 26,000 shares of common stock, and right to purchase 1,207 shares under the Employee Stock Purchase Plan ("ESPP").
(6) Includes options and warrants to purchase 24,221 shares of common stock, 29,747 shares held by his spouse and 6,500 shares held in a limited partnership account.
(7) Includes options to purchase 2,044 shares of common stock, 116,143 shares in trust accounts for which Mr. Margolius has voting rights, 5,200 shares held by his spouse and 18,034 held in a profit sharing account for which Mr. Margolius is the beneficiary.
(8) Includes options to purchase 139,750 shares of common stock and 193,332 shares held in trust for his children. Excludes 39,650 shares held by a third party trustee in a trust for the benefit of family members of Mr. Paul, as to which he disclaims beneficial ownership.
(9) Includes 29,311 shares held jointly and options and to purchase 13,046 shares of common stock.
(10) Includes options to purchase 38,870 shares of common stock and rights to purchase 1,127 shares of common stock under the ESPP. Also includes 585 shares held by his spouse for their minor child.
(11) Includes options to purchase 37,570 shares of common stock and rights to purchase 984 shares of common stock under the ESPP.
(12) Includes options to purchase 37,570 shares of common stock, and 2,121 shares held in trust for minor children, and rights to purchase 1,127 shares of common stock under the ESPP.
(13) Includes options and warrants to purchase 411,982 shares of common stock and rights to purchase 6,013 shares of common stock under the ESPP.

                              ELECTION OF DIRECTORS

         The Board of Directors has nominated eight (8) persons for election as director at the meeting, for a one-year period until the 2007 Annual Meeting of Shareholders and until their successors have been elected and qualified. Each of the nominees for election as a director currently serves as a member of the Board of Directors. Unless authority is withheld, all proxies in response to this solicitation will be voted for the election of the nominees listed below. Each nominee has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the persons named as proxies. The Board of Directors has determined that each director and nominee for election as director, other than Mr. Paul and Mr. Flynn, is an "independent director" as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers (the "NASD").

         Vote Required and Board Recommendation. Nominees receiving a plurality of the votes cast at the meeting in the election of directors will be elected as director, in the order of the number of votes received. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS.

NOMINEES FOR ELECTION AS DIRECTORS

         Set forth below is certain information concerning the nominees for election as director of the Company. Except as otherwise indicated, the occupation listed has been such person's principal occupation for at least the last five years. Each of the nominees for election as a director of the Company, other than Mr. Alperstein and Mr. Ford, also currently serves as a director of the Bank. Except as noted below, each nominee has served as a director of the Company since its organization.

         Leonard L. Abel. Mr. Abel, 79, is Chairman of the Board of Directors of the Company, and has served in that position since the organization of the Company. Until retiring in 1993, Mr. Abel was partner-in-charge of the certified public accounting firm of Kershenbaum, Abel, Kernus and Wychulis, Rockville, Maryland with which he served for forty-five years. From October 1996, until resigning in September 1997, Mr. Abel was a member of the Board of Directors of F&M National Corporation (NYSE) and its wholly owned subsidiary, F&M Bank - Allegiance, Bethesda, Maryland, and prior to that time was Chairman of the Board of Allegiance Bank, N.A. (collectively with F&M Bank - Allegiance, "Allegiance") and its holding company Allegiance Banc Corporation, from their organization until their acquisition by F&M National Corporation, which was subsequently acquired by BB&T Corporation ("F&M"). Mr. Abel was also Chairman of the Board of Directors of Central National Bank of Maryland from 1968 until its acquisition in 1986 by Citizens Bank of Maryland (now SunTrust Banks, Inc.).

         Leslie M. Alperstein, Ph.D. Mr. Alperstein, 63, has been President of Washington Analysis, Corp. and its predecessor firm, Washington Analysis LLC, a leading governmental policy investment research group in Washington, D.C., since its inception in 1973. He has served as Executive Managing Director and Director of Research of HSBC Securities, Inc., Director of Economic and Investment Research for NatWest Securities, Prudential Securities, Shields Model Roland, Inc. and Legg Mason & Co. His professional memberships include the National Association of Business Economists, the National Economists Club, and the Washington Society of Investment Analysts. Mr. Alperstein was appointed to the Board of Directors in September 2003.

         Dudley C. Dworken. Mr. Dworken, 56, has served as a director of the Company since August 1999. Mr. Dworken is the owner of Curtis Chevrolet-Geo, an automobile dealership in Washington, D.C. Mr. Dworken was a Director of Allegiance from 1987 until October 1997, and a director of Allegiance Banc Corporation from 1988 until its acquisition by F&M. Mr. Dworken is an active member of numerous community, business, charitable and educational institutions in the Washington, D.C./Montgomery County area.

         Michael T. Flynn. Mr. Flynn, 58, is President and Chief Executive Officer of the Bank. Mr. Flynn has over 30 years experience in the banking industry in the Washington, D.C. and Maryland region. Prior to joining EagleBank in January 2004, he was the Washington region executive for Mercantile Bankshares Corporation from April 2003. He previously was the Director of Strategic Planning for Allfirst Financial, Inc., and prior to that held several executive level positions for Bank of America and predecessor companies. He has been involved in community affairs throughout his career, particularly educational groups including the American Institute of Banking and the Corcoran College of Art & Design. He is a Director of the Montgomery County Workforce Investment Board and the Maryland Banking School. Mr. Flynn was appointed to the Board of Directors in January 2004.

         Eugene F. Ford, Sr. Mr. Ford, 76, has served as a director of the Company since its organization. Mr. Ford is engaged in the business of property management and development with Mid-City Financial Corporation, an apartment developer, of which he was Chairman until 2005 and president until 1996. He is Chairman of the Community Preservation and Development Corporation, a non-profit organization in the business of preserving public purpose housing complexes and providing social program support for residents thereof. Mid-City Financial is the largest owner of assisted living housing units in Maryland and the Washington metropolitan area. Mr. Ford has received numerous awards for his work in the housing development field. Mr. Ford is the father of Eugene F. Ford, Jr., a director of the Bank.

         Philip N. Margolius. Mr. Margolius, 65, a graduate of Dartmouth College and Yale Law School, is a partner in The Margolius Firm, a law firm in Washington, D.C., and until 2003 was a principal in the law firm of Margolius, Mallios and Rider, LLP. He specializes in estate planning, probate, real estate, non-profit organizations. Mr. Margolius has been an adjunct professor at the Washington College of Law at American University and lectures to professional groups in the community on estate planning. Washingtonian Magazine named him one of the area's leading real estate attorneys. Mr. Margolius has served on the Board of the Bank since June 2000 and was appointed to the Board of Directors of the Company in September 2003.

         Ronald D. Paul. Mr. Paul, 50, is President and Vice Chairman of the Board of Directors of the Company and Chairman of the Board of Directors of the Bank, and has served in such positions since the organization of the Company and the Bank. Mr. Paul served as Interim President of the Bank from November 3, 2003 until January 26, 2004. Mr. Paul is President of Ronald D. Paul Companies and RDP Management, which are engaged in the business of real estate development and management activities. Mr. Paul is a director of Republic Properties Trust, a New York Stock Exchange listed real estate investment trust. He is active in private investments, including as Chairman of Bethesda Investments, Inc., a private venture capital fund. Mr. Paul was a director of Allegiance from 1990 until September 1997, and a director of Allegiance Banc Corporation from 1990 until its acquisition by F&M, including serving as Vice Chairman of the Board of Directors from 1995. Mr. Paul is also active in various charitable organizations, including serving as Vice Chairman of the Board of Directors of the National Kidney Foundation from 1996 to 1997, and its Chairman from 2002 to 2003.

         Leland M. Weinstein. Mr. Weinstein, 43, has served as President of Syscom Services, Inc., a technology consulting and integration firm, since 1997. Previously, he spent thirteen years with Automated Digital Systems (ADS), an integrator of duplication and fax technologies, where he rose to president and owner of the company (he sold ADS to Alco Standard Corporation, which became Ikon Office Solutions). Mr. Weinstein has been appointed to advisory councils for Xerox, Intel/Dialogic, Sharp Electronics, Captaris/Rightfax, Murata Business Systems, Brooktrout Technologies, Panasonic Electronics and the technology council of the American Society of Association Executives (ASAE). He sits on the Board of Governors of the University of Maryland Alumni Association and is involved in numerous charities. Mr. Weinstein has served on the Board of the Bank since 1998 and as a director of the Company since May 2005.

ELECTION OF DIRECTORS OF THE BANK

         If elected, the nominees for election as directors intend to vote for Mr. Abel, Mr. Dworken, Mr. Flynn, Mr. Margolius, Mr. Paul, Mr. Weinstein and the following persons to serve as directors of the Bank, each of whom currently serves as a director of the Bank.

         Arthur H. Blitz. Mr. Blitz, 65, an attorney engaged in private practice since 1971, is a partner in the Bethesda, Maryland law firm of Paley, Rothman, Goldstein, Eig, Rosenberg & Cooper, Chartered. Mr. Blitz was a director of Allegiance at various times from 1987 to October 1997.

         Harold Brazil. Mr. Brazil, 57, Mr. Brazil is President of the law firm of Harold Brazil & Associates, PC. He served as a member of the District of Columbia City Council from 1991 to 2004, Councilman At-Large; was a partner at the law firm of Koonz, McKenney, Johnson, Depaolis & Lightfoot from 1992 to 2001. He previously served as Director of Government Affairs (DC and Federal) for Potomac Electric Power Company from 1984 to 1990; was Counsel to U.S. Senator John Glenn from 1980 to 1984; and served as Assistant United States Attorney for the District of Columbia from 1977 to 1980. Mr. Brazil was appointed to the Board of Directors of the Bank in September 2005.

         Steven L. Fanaroff. Mr. Fanaroff, 46, is Vice President - Chief Financial Officer of Magruder Holdings, Inc., a regional supermarket chain, with which he has served since 1981. Mr. Fanaroff served on the Board of Directors of Allegiance from 1990 until October 1997.

         Eugene F. Ford, Jr. Mr. Ford, 53, is Chairman of the Board of Edgewood Management Corp., a property management company in Maryland, and a director and Vice President of Mid-City Financial Corporation, a developer of apartments, including low and middle income units. Mr. Ford is the son of Eugene F. Ford, Sr., a director of the Company. Mr. Ford was appointed to the Board of Directors of the Bank in March 2005.

         Harvey M. Goodman. Mr. Goodman, 50, has been with The Goodman, Gable, Gould Company, the Maryland based public insurance adjusting firm where he serves as President, since 1977. He is a director and past president of the National Association of Public Insurance Adjusters, and is a director and principal of Adjusters International, a national public adjusting firm.

         Neal R. Gross. Mr. Gross, 63, is founder, Chairman and Chief Executive Officer of Neal R. Gross & Co. which provides court reporting services to attorneys, the federal government, private organizations and individuals since 1977. Mr. Gross previously served as a director of Century Bancshares, Inc., from 1995 until its acquisition by United Bankshares, Inc. in 2001.

         Benson Klein. Mr. Klein, 61, has been an attorney in Montgomery County since 1970, and a principal with Ward & Klein, Chartered, since 1978. Mr. Klein is also engaged in real estate investment activities in Montgomery County. He served as a director of F&M Bank - Allegiance from 1996 to 1997 and previously served as a director of Lincoln National Bank. Mr. Klein is currently, and has been, a member of a variety of community, business and charitable institutions in the Washington, D.C./Montgomery County area.

         Bruce H. Lee. Mr. Lee, 41, is President of Development of Lee Development Group, a closely held family real estate business founded in 1920 and based in downtown Silver Spring. He is principal broker of record for Montgomery Land Company, LLC, which specializes in commercial sales, leasing, and property management and the general partner of Montgomery 1936 Land Company LLC. Mr. Lee is was the charter president of the Greater Silver Spring Chamber in 1993. Mr. Lee was an elected Council member and Chairman of the Township of Chevy Chase View.

         Thomas D. Murphy. Mr. Murphy, 58, the Executive Vice President - Chief Operating Officer of the Bank, served at Allegiance from September 1994, including as Executive Vice President and Chief Operating Officer from December 1995 until November 1997. Prior to his service at Allegiance, he served in the same position at First Montgomery Bank from August 1991 until its acquisition by Sandy Spring National Bank of Maryland in December 1993, and he served as a Vice President of that organization until September 1994. Mr. Murphy has 32 years experience in the commercial banking industry. Active in community affairs, he is past president of the Bethesda-Chevy Chase Chamber of Commerce.

         Kim Natovitz. Ms. Natovitz, 42, is the President of Long Term Care Planning Services, Inc., an independent general agency that specializes in long term care insurance. Prior to establishing her own firm, she was a life insurance and pension specialist with Safeco Life Insurance Company and a marketing representative for an insurance brokerage firm. Ms. Natovitz is a state approved long-term care insurance instructor and conducts continuing education courses for accountants, attorneys, financial planners and insurance agents.

        Donald R. Rogers. Mr. Rogers, 60, has been engaged in the private practice of law since 1972 with the Rockville, Maryland based firm Shulman, Rogers, Gandal, Pordy & Ecker, P.A., of which he is a partner. Mr. Rogers was a member of the Board of Directors of Allegiance from 1987 until October 1997.

         Worthington H. Talcott, Jr. Mr. Talcott, 54, an attorney engaged in private practice since 1979, has been a partner in Shulman, Rogers, Gandal, Pordy & Ecker, P.A. since 1998. Mr. Talcott has been an active member of the Juvenile Diabetes Foundation, serving as a member of the Board of Directors for the Capital Chapter from 1992 to 1996, and as President of the Capital Chapter from 1994 to 1995.

         Charles F. Tate. Mr. Tate, 52, a certified public accountant, is the Managing Partner and Chief Executive Officer of Tate & Tryon, a certified public accounting and technology consulting firm in Washington, D.C. Prior to forming that firm, he served in the Washington, D.C. office of Ernst & Young, LLP. Mr. Tate is active in a number of professional organizations for the accounting profession, is a fellow of the American Society of Association Executives, and incoming president of the Greater Washington Society of Certified Public Accountants.

         Eric H. West. Mr. West, 43, is a founding principal of West, Lane & Schlager/Oncor International, specializing in tenant representation and strategic real estate consulting in the Washington, D. C. metropolitan area. Previously, he served for nine years as Senior Vice President at Barrueta & Associates. During his career, Mr. West has developed a specialty in not-for-profit organizations and corporations, leading to ongoing relationships with such diverse groups as The National Council on the Aging, The American Forest and Paper Association, The American Iron & Steel Institute, among many others.

COMMITTEES, MEETINGS AND PROCEDURES OF THE BOARD OF DIRECTORS

         Meetings. The Board of Directors of the Company met fourteen (14) times during 2005. All members of the Board of Directors, other than Mr. Goodman, attended at least 75% of the meetings held by the Board of Directors and by all committees on which such member served during the 2005 fiscal year or any portion thereof.

         Audit Committee. The Board of Directors has a standing Audit Committee. The Audit Committee is responsible for the selection, review and oversight of the Company's independent accountants, the approval of all audit, review and attest services provided by the independent accountants, the integrity of the Company's reporting practices and evaluation of the Company's internal controls and accounting procedures. It also periodically reviews audit reports with the Company's independent auditors. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee of the Company is currently comprised of Mr. Dworken, the Chairman, and Messrs. Abel, Alperstein and Ford. Each of the members of the Audit Committee is independent, as determined under the definition of independence adopted by the NASD for audit committee members in Rule 4350(d)(2)(A). During the 2005 fiscal year, the Audit Committee of the Company met six (6) times. The Board of Directors has determined that Mr. Alperstein is an "audit committee financial expert" as defined under regulations of the Securities and Exchange Commission.

         The audit committee is also responsible for the pre-approval of all non-audit services provided by its independent auditors. Non-audit services are only provided by the Company's auditors to the extent permitted by law. Pre-approval is required unless a "de minimus" exception is met. To qualify for the "de minimus" exception, the aggregate amount of all such non-audit services provided to the Company must constitute not more than five percent of the total amount of revenues paid by the Company to its independent auditors during the fiscal year in which the non-audit services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the committee and approved prior to the completion of the audit by the committee or by one or more members of the committee to whom authority to grant such approval has been delegated by the committee.

         Nominations. The Board of Directors has a standing nominating committee, consisting of all of the members of the Board of Directors who are "independent directors" within the meaning of NASD Rule 4200. The nominating committee is responsible for the evaluation of nominees for election as director, the nomination of director candidates for election by the shareholders and evaluation of sitting directors. The Board of Directors has adopted a charter addressing the nominations process. A copy of the charter is available on the Company's website at www.eaglebankmd.com.

         The Board has not developed a formal policy for the identification or evaluation of nominees. In general, when the Board determines that expansion of the Board or replacement of a director is necessary or appropriate, the nominating committee will review, through candidate interviews with members of the Board and management, consultation with the candidate's associates and through other means, a candidate's honesty, integrity, reputation in and commitment to the community, judgment, personality and thinking style, willingness to invest in the Company, residence, willingness to devote the necessary time, potential conflicts of interest, independence, understanding of financial statements and issues, and the willingness and ability to engage in meaningful and constructive discussion regarding Company issues. The committee would review any special expertise, for example, expertise that qualifies a person as an audit committee financial expert, and membership or influence in a particular geographic or business target market, or other relevant business experience. To date the Company has not paid any fee to any third party to identify or evaluate, or to assist it in identifying or evaluating, potential director candidates.

         The nominating committee will consider director candidates nominated by shareholders during such times as the Company is actively considering obtaining new directors. Candidates recommended by shareholders will be evaluated based on the same criteria described above. Shareholders desiring to suggest a candidate for consideration should send a letter to the Company's Secretary and include:
(a) a statement that the writer is a shareholder (providing evidence if the person's shares are held in street name) and is proposing a candidate for consideration; (b) the name and contact information for the candidate; (c) a statement of the candidate's business and educational experience; (d) information regarding the candidate's qualifications to be director, including but not limited to an evaluation of the factors discussed above which the Board would consider in evaluating a candidate; (e) information regarding any relationship or understanding between the proposing shareholder and the candidate; (f) information regarding potential conflicts of interest; and (g) a statement that the candidate is willing to be considered and willing to serve as director if nominated and elected. Because of the limited resources of the Company and the limited opportunity to seek additional directors, there is no assurance that all shareholder proposed candidates will be fully considered, that all candidates will be considered equally, or that the proponent of any candidate or the proposed candidate will be contacted by the Company or the Board, and no undertaking to do so is implied by the willingness to consider candidates proposed by shareholders

         Compensation. During 2005, the Company's Board of Directors did not have a standing compensation committee. The Compensation Committee of the Bank is currently comprised of Mr. Blitz, the Chairman, and Messrs. Abel, Dworken, Flynn, Goodman, Lee, Murphy, Natovitz, Paul, Rogers and Weinstein. The Compensation Committee of the Bank is responsible, together with management, for the adoption of the Company's personnel policies and establishing salary and compensation guidelines and levels for all Company officers and personnel, other than executive officers of the Company. The Compensation Committee recommends executive officer compensation levels to the Company's Board of Directors. Executive officer compensation decisions are determined by the members of the Board of Directors who are "independent directors" within the meaning of NASD Rule 4200(a)(15). Messrs. Paul, Flynn and Murphy do not participate in, or remain present during Board discussions of their compensation. The Compensation Committee is also responsible for annually nominating the officers of the Company and Bank and evaluating the performance thereof. During the 2005 fiscal year, the Compensation Committee met six (6) times.

AUDIT COMMITTEE REPORT

         The Audit Committee has been appointed to assist the Board of Directors in fulfilling the Board's oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls established by management and the Board and the independence and performance of the Company's audit process.

         The Audit Committee has:

         (1) reviewed and discussed with management the audited financial statements included in the Company's Annual Report and Form 10-K;

         (2) discussed with Stegman and Company, the Company's independent auditors, the matters required to be discussed by statement of Auditing Standards No. 61, and has received the written disclosures and letter from Stegman and Company, as required by Independence Standards Board Standard No. 1; and

         (3) discussed with Stegman and Company, its independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the year ended December 31, 2005. The Audit Committee has also considered whether the amount and nature of non-audit services provided by Stegman and Company is compatible with the auditor's independence.

                                            Members of the Audit Committee

                                            Dudley C. Dworken, Chairman
                                            Leonard L. Abel
                                            Leslie M. Alperstein
                                            Eugene F. Ford, Sr.

DIRECTORS' COMPENSATION

         During 2005, each non-employee director of the Company and Bank other than Mr. Abel received an annual retainer of $1,500 in cash ($2,250 if a member of both the Bank and Company Board of Directors), plus a cash fee of $200 for each meeting of the Board of Directors of the Company, the Board of Directors of the Bank or a committee of the Board of the Company or the Bank attended. During the first quarter of 2005, directors of the Bank were entitled to elect to receive options to purchase 19 shares for each meeting attended in lieu of the cash meeting fee. Directors of both the Company and the Bank are eligible to receive grants of warrants or options under the Company's stock option plans. In 2005, an aggregate of $38,200 in meeting fees and retainers were paid to members of the Board of Directors of the Company and $147,950 was paid to members of the Board of Directors of the Bank, and options to purchase an aggregate of 232 shares of common stock, were issued in lieu of meeting fees to Bank directors. During 2006, such non-employee directors are entitled to receive an annual cash retainer of $5,000 ($7,500 if serving on both Boards of Directors) and a per meeting fee of $300 ($400 if serving as chair of a committee).

         During 2005, Mr. Abel, the Chairman of the Board of Directors of the Company received an annual payment of $48,000 in lieu of regular director fees from the Company and the Bank. Mr. Abel and the Company are parties to an agreement governing his service and compensation as Chairman. The term of Mr. Abel's current agreement expires on December 31, 2008. On each December 31, the term of the agreement automatically extends for one additional year, unless Mr. Abel has given notice of his intention not to renew the term. Under his agreement, Mr. Abel is entitled to receive an annual fee, currently $75,000, subject to periodic increase, in lieu of all other fees for service on the Boards of Directors or any committees of the Company and the Bank. In the event of termination of Mr. Abel's service for any reason other than for cause (as defined), Mr. Abel (or his estate), is entitled to receive an amount equal to
2.99 times his then current annual fee, subject to certain limitations in the event that his termination occurs in connection with a change in control (as defined) of the Company or the Bank. If Mr. Abel were entitled to receive the termination benefits as of the date hereof, he would receive approximately $224,250.

EXECUTIVE COMPENSATION

         The following table sets forth a comprehensive overview of the compensation for Mr. Paul, the President of the Company, and the four most highly compensated executive officers of the Company (including officers of the Bank) who received total salary and bonuses of $100,000 or more during the fiscal year ended December 31, 2005.

                                                                                       Long-term
                                                Annual Compensation               Compensation Awards
                                   ---------------------------------------------- --------------------
                                                                                     Securities            All Other
Name and Principal Position            Year          Salary           Bonus        Underlying Options   Compensation($)
----------------------------------- -------------- --------------- --------------- -------------------- -----------------
Ronald D. Paul, President of the       2005          $90,000         $50,000          15,600  (1)             $0
Company                                2004          $90,000              $0             -0-                  $0
                                       2003          $90,000              $0          36,400  (1)             $0

Michael T. Flynn, President &          2005         $227,000         $47,492           6,500             $18,290  (2)
Chief Executive Officer of the         2004         $206,795         $20,000          19,500  (1)        $14,955  (3)
Bank

Thomas D. Murphy, Executive Vice       2005         $210,000         $30,137           6,500             $19,599  (4)
President- Chief Operating             2004         $195,103         $18,500           6,500  (1)        $18,894  (5)
Officer of the Bank                    2003         $182,500          $5,000           3,575  (1)        $17,577  (6)

Susan G. Riel, Executive Vice          2005         $182,000         $40,118           6,500             $17,652  (7)
President - Chief Administrative       2004         $158,125         $19,000           6,500  (1)        $16,997  (8)
Officer of the Bank                    2003         $135,000          $5,000           3,575  (1)        $12,255  (9)

Martha Foulon-Tonat, Executive         2005         $182,000         $40,211           6,500             $18,290  (10)
Vice President - Chief Lending         2004         $158,125         $14,000           6,500  (1)        $13,303  (9)
Officer of the Bank                    2003         $135,000          $5,000           3,575  (1)        $12,255  (10)


(1) As adjusted to reflect the 1.3 for one stock split in the form of a 30% stock dividend paid on February 28, 2005. Does not include rights to purchase shares of common stock pursuant to the Company's Employee Stock Purchase Plan.
(2) Includes $9,000 car allowance, $2,690 insurance premium and $6,600 401(k) matching contribution.
(3) Includes $8,840 car allowance, $1,480 insurance premium and $4,995 401(k) matching contribution.
(4) Includes $7,800 car allowance, $5,534 insurance premium and $6,265 401(k) matching contribution.
(5) Includes $7,800 car allowance, $5,534 insurance premium and $5,560 401(k) matching contribution.
(6) Includes $7,800 car allowance, $4,302 insurance premiums and $5,475 401(k) matching contribution.
(7) Includes $7,800 car allowance, $4,422 insurance premium and $5,430 401(k) matching contribution.
(8) Includes $7,800 car allowance, $4,422 insurance premium and $4,775 401(k) matching contribution.
(9)      Includes $7,800 car allowance and $4,455 401(k) matching contribution.
(10) Includes $7,800 car allowance, $728 insurance premium and $5,430 401(k) matching contribution.
(11) Includes $7,800 car allowance, $728 insurance premium and $4,775 401(k) matching contribution.
(12)     Includes $7,800 car allowance and $4,455 401(k) matching contribution.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                  Potential Realizable Value at
                                              Percent of Total                                    Assumed Annual Rate of Stock
                      Number of Securities  Options Granted to   Exercise                        Price Appreciation for Option Term
                        Underlying Options     Employees in     Price Per                         ------------------------------
     Name                Granted(1)             Fiscal Year      Share(1)     Expiration Date          5%              10%
--------------------- ------------------    ----------------   -----------  ------------------   --------------  --------------
Ronald D. Paul             15,600                9.25%           $15.58          1/13/15            $172,647       $450,396
Michael T. Flynn            6,500                3.86%           $15.58          1/13/15             $71,936       $187,665
Thomas D. Murphy            6,500                3.86%           $15.58          1/13/15             $71,936       $187,665
Susan G. Riel               6,500                3.86%           $15.58          1/13/15             $71,936       $187,665
Martha Foulon-Tonat         6,500                3.86%           $15.58          1/13/15             $71,936       $187,665

(1) As adjusted to reflect the 1.3 for one stock split in the form of a 30% stock dividend paid on February 28, 2005. Does not include rights to purchase shares of common stock pursuant to the Company's Employee Stock Purchase Plan.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES

                                                                Number of Securities           Value of Unexercised
                             Shares                            Underlying Unexercised           In-The-Money Options
                          Acquired on          Value        Options at December 31, 2005        at December 31, 2005
         Name             Exercise(1)       Realized(1)       Exercisable/Unexercisable      Exercisable/Unexercisable(2)
-----------------------   ------------      -----------     ----------------------------     ----------------------------
Ronald D. Paul               15,600           $96,336              133,759/11,030              $2,218,798/$105,421
Michael T. Flynn               -                 -                  22,750/3,250                   $87,412/$24,587
Thomas D. Murphy             13,650          $229,380               35,620/3,250                  $496,219/$24,587
Susan G. Riel                  -                 -                  34,320/3,250                  $486,948/$24,587
Martha Foulon-Tonat            -                 -                  34,320/3,250                  $486,948/$24,587


(1) Does not reflect exercise of rights to purchase shares of common stock pursuant to the Company's Employee Stock Purchase Plan. Value realized based on the closing price as of the date of exercise.
(2) Based on the $23.15 closing price on December 31, 2005. Does not include rights to purchase shares of common stock pursuant to the Company's Employee Stock Purchase Plan.

         The Company and Mr. Paul are parties to an employment agreement governing his service and compensation as President of the Company. The current term of Mr. Paul's employment agreement expires on December 31, 2008. On each December 31, the term of the agreement automatically extends for one additional year, unless Mr. Paul has given notice of his intention not to renew the term. Under his agreement, Mr. Paul is entitled to receive a current annual base salary of $200,000, subject to periodic increase. In 2004, Mr. Paul also received options to purchase 31,200 shares of common stock, vesting over a four year period, subject to acceleration upon termination of employment, with a $13.59 exercise price, as adjusted, under the terms of his agreement, and may receive additional grants in the discretion of the Board of Directors. In 2005 Mr. Paul received a grant of 15,600 options with a $15.58 exercise price, which vested immediately. Mr. Paul may also receive a bonus in the discretion of the Board of Directors. The compensation under Mr. Paul's employment agreement is in lieu of all other fees for service on the Boards of Directors or any committees of the Company and the Bank. In the event of termination of Mr. Paul's employment for any reason other than for cause (as defined), Mr. Paul (or his estate), is entitled to receive and amount in cash equal to 2.99 times his then current base salary, subject to certain limitations in the event that his termination occurs in connection with a change in control (as defined) of the Company or the Bank. If Mr. Paul were entitled to receive the termination benefits as of the date hereof, he would receive approximately $598,000.

         Mr. Flynn has an employment agreement with EagleBank pursuant to which he serves as Executive Vice President of the Company and President & CEO of the Bank. Mr. Flynn, pursuant to this agreement, which expires December 31, 2006, is entitled to a current annual base salary of $236,080, $750,000 of Bank paid life insurance (at standard rates), a $9,000 annual car allowance, and participation in all other health, welfare, benefit, stock, option and benefit programs, if any generally available to officers or employees of the Bank or the Company. If Mr. Flynn's employment is terminated without cause for reasons other than death, disability or in connection with a change of control (as defined), he would be entitled to receive continued payment of base salary through the end of the term of his agreement, subject to his compliance with certain noncompete provisions of the agreement. In the event of termination of Mr. Flynn's employment, or reduction in his compensation or position or responsibilities within 120 days before or after a change in control, or the voluntary termination of employment within the 30 day period following 120 days after a change in control, Mr. Flynn would be entitled to receive a lump sum payment equal to 2.99 times his base salary, subject to adjustment to avoid adverse tax consequences resulting from characterization of such payment for tax purposes as a "parachute payment." If Mr. Flynn were entitled to receive the termination benefits as of the date hereof, he would receive a maximum of approximately $705,879.

        Mr. Murphy has an employment agreement with EagleBank pursuant to which he serves as Executive Vice President and Chief Operating Officer of the Bank. Mr. Murphy, pursuant to his agreement, which expires December 31, 2006, is entitled to a current annual base salary of $220,500, $600,000 of Bank paid life insurance (at standard rates), a $7,800 annual car allowance, and participation in all other health, welfare, benefit, stock, option and bonus plans, if any, generally available to officers or employees of the Bank or the Company. If Mr. Murphy's employment is terminated without cause for reasons other than death, disability or in connection with a change in control (as defined), he would be entitled to receive continued payment of base salary through the end of the term of his agreement, subject to his compliance with certain noncompete provisions of the employment agreement. In the event of termination of Mr. Murphy's employment, or reduction in his compensation or position or responsibilities within 120 days before or after a change in control, or the voluntary termination of employment within the 30 day period following 120 days after a change in control, Mr. Murphy would be entitled to receive a lump sum payment equal to 2.99 times his base salary, subject to adjustment to avoid adverse tax consequences resulting from characterization of such amount for tax purposes as a "parachute payment." If Mr. Murphy were entitled to receive the termination benefits as of the date hereof, he would receive a maximum of approximately $659,295.

         Ms. Riel has an employment agreement with EagleBank pursuant to which she serves as Executive Vice President and Chief Administrative Officer of the Bank. Ms. Riel, pursuant to her agreement, which expires December 31, 2006, is entitled to a current annual base salary of $192,538, $600,000 of Bank paid life insurance (at standard rates), a $7,800 car allowance and participation in all other health, welfare, benefit, stock, option and bonus plans, if any, generally available to officers or employees of the Bank or the Company. If Ms. Riel's employment is terminated without cause for reasons other than death, disability or in connection with a change in control (as defined), she would be entitled to receive continued payment of base salary through the end of the term of her agreement, subject to her compliance with certain noncompete provisions of the employment agreement. In the event of termination of Ms. Riel's employment, or reduction in her compensation or position or responsibilities within 120 days before or after a change in control, or the voluntary termination of employment within the 30 day period following 120 days after a change in control, Ms. Riel would be entitled to receive a lump sum payment equal to 2.99 times her base salary, subject to adjustment to avoid adverse tax consequences resulting from characterization of such amount for tax purposes as a "parachute payment." If Ms. Riel were entitled to receive the termination benefits as of the date hereof, she would receive a maximum of approximately $575,688.

         Ms. Tonat has an employment agreement with the Bank pursuant to which she serves as Executive Vice President and Chief Lending Officer of the Bank. Ms. Tonat, pursuant to her agreement, which expires December 31, 2006, is entitled to a current annual base salary of $192,538, $600,000 of Bank paid life insurance (at standard rates), a $7,800 car allowance, and participation in all other health, welfare, benefit, stock, option and bonus plans, if any, generally available to officers or employees of the Bank or the Company. If Ms. Tonat's employment is terminated without cause for reasons other than death, disability or in connection with a change in control (as defined), she would be entitled to receive continued payment of base salary through the end of the term of her agreement, subject to her compliance with certain noncompete provisions of the employment agreement. In the event of termination of Ms. Tonat's employment, or reduction in her compensation or position or responsibilities within 120 days before or after a change in control, or the voluntary termination of employment within the 30 day period following 120 days after a change in control, Ms. Tonat would be entitled to receive a lump sum payment equal to 2.99 times her base salary, subject to adjustment to avoid adverse tax consequences resulting from characterization of such amount for tax purposes as a "parachute payment." If Ms. Tonat were entitled to receive the termination benefits as of the date hereof, she would receive a maximum of approximately $575,688.

         Employee Benefit Plans. The Bank provides a benefit program which includes health and dental insurance, life and long term and short term disability insurance and a 401(k) plan under which the Company makes matching contributions up to 3% of an employee's salary, for substantially all full time employees.

         Stock Option Plan. The Company maintains a stock option plan, adopted by shareholders at the 1999 annual meeting, to attract, retain, and motivate key officers of the Company and the Bank by providing them with a stake in the success of the Company as measured by the value of its shares.

         The 1998 Stock Option Plan (the "1998 Plan") is administered by a committee (the "Committee"), appointed by the Board of Directors of the Company, consisting of not less than two (2) members of the Board and up to three (3) additional members, who may be members of the Board of Directors, members of the Bank's Board of Directors, or non-director officers of the Company or the Bank. Members of the Committee may be Employee Directors or Non-Employee Directors, and serve at the pleasure of the Board of Directors. In the absence at any time of a duly appointed Committee, the 1999 Plan will be administered by the full Board of Directors.

         The purpose of the 1998 Plan is to advance the interests of the Company by providing directors and selected key employees of the Bank, the Company, and their affiliates with the opportunity to acquire shares of common stock. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to directors and key employees of the Company, the Bank and any affiliate to promote the success of the business as measured by the value of its shares, and to increase the commonality of interests among directors, key employees and other shareholders.

         Under the 1998 Plan, 1,142,732 shares of common stock (as adjusted for the 25% stock split in the form of a dividend paid on March 31, 2000, the 40% stock split in the form of a dividend paid on June 15, 2001 and the 30% stock split in the form of a dividend on February 28, 2005), may be issued upon the exercise of "Options" granted under the 1998 Plan.

         Under the 1998 Plan, the Committee may grant incentive stock options ("ISOs") or non-incentive stock options ("Non-ISOs") to such key employees as the Committee may designate, and may grant warrants ("Warrants") and other Non-ISOs to directors of the Company, the Bank and their affiliates. ISOs, Non-ISOs and Warrants are collectively referred to as "Options." In the event of any merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares or similar event in which the number or kind of shares is changed without receipt or payment of consideration by the Company, the Committee will adjust both the number and kind of shares of stock as to which Options may be awarded under the 1998 Plan, the affected terms of all outstanding Options, and the aggregate number of shares of common stock remaining available for grant under the 1998 Plan. If any Option expires, becomes unexercisable or is forfeited for any reason without having been exercised or becoming vested in full, the shares of common stock subject to such Options will be available for the grant of additional Options unless the 1998 Plan has expired or otherwise been terminated.

         The exercise price of Options may not be less than 100% of the fair market value of the common stock on the date of grant. In the case of an optionee who owns more than 10% of the outstanding common stock on the date of grant, such option price may not be less than 110% of fair market value of the shares. As required by federal tax laws, to the extent that the aggregate fair market value (determined when an ISO is granted) of the common stock with respect to which ISOs are exercisable by an optionee for the first time during any calendar year (under all plans of the Company and of any subsidiary) exceeds $100,000, the Options will be treated as Non-ISOs, and not as ISOs. A Participant may, under the 1998 Plan, receive additional options notwithstanding the earlier grant of options and regardless of their having been exercised, expired, or surrendered.

         The 1998 Plan has a term of 10 years from December 9, 1998, its effective date, after which date no Options may be granted. The maximum term for an Option is 10 years from its date of grant, except that the maximum term of an ISO may not exceed five years if the optionee owns more than 10% of the common stock on the date of grant.

         As of December 31, 2005, the Company had Options for the purchase of 729,842 shares of common stock issued and outstanding under the 1998 Plan. Subsequent to December 31, 2005, an aggregate of 1,500 Options were granted to non-executive officer employees. As of the date hereof, no grants have been made in 2006 under the 1998 Plan to Mr. Paul, Mr. Flynn, Mr. Murphy, Ms. Riel and Ms. Tonat, or other executive officers. At April 6, 2006, Options to acquire 197,455 shares of common stock remained available for issuance pursuant to the 1998 Plan. The Company is presenting the 2006 Stock Plan for the approval of shareholders at the meeting. If the 2006 Stock Plan is approved, the 1998 Plan will be terminated, and no further Options will be made under the 1998 Plan.

         Employee Stock Purchase Plan. The Company also maintains the 2004 Employee Stock Purchase Plan (the "ESPP"). Under the ESPP a total of 195,000 shares of common stock, were reserved for issuance to eligible employees at a price equal to at least 85% of the fair market value of the shares of common stock on the date of grant, and subject to limitations contained in the Internal Revenue Code. Grants each year expire no later than the last business day of January in the calendar year following the year in which the grant is made. During 1995, Mr. Murphy, Ms. Riel and Ms. Tonat exercised the right, granted in 2004, to purchase 1,415, 1,225 and 1,225 shares at a price of $11.78 per share (as adjusted), under the ESPP. During 2005, Mr. Flynn, Mr. Murphy, Ms. Riel and Ms. Tonat were granted the right to purchase, prior to the last business day of January 2006 1,458, 1,349, 1,169 and 1,169 shares at a price of $13.25 per share (as adjusted), under the ESPP Mr. Paul is not eligible to participate in the ESPP, and Mr. Flynn was not eligible to participate in 2004. As of April 6, 2006, 114,523 shares of common stock remained available for issuance under this Plan.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         Set forth below is certain information regarding persons who are executive officers of the Company or the Bank and who are not directors of the Company or the Bank. Except as otherwise indicated, the occupation listed has been such person's principal occupation for at least the last five years.

         Susan G. Riel. Ms. Riel, 56, Executive Vice President - Chief Administrative Officer of the Bank, previously served as Executive Vice President - Chief Operating Officer of Columbia First Bank, FSB from 1989 until that institution's acquisition by First Union Bancorp in 1995. Ms. Riel has over 26 years of experience in the commercial banking industry.

         Wilmer L. Tinley, Jr. Mr. Tinley, 67, Senior Vice President and Chief Financial Officer of the Company and the Bank since June 1998, and currently Chief Financial Officer of the Company, operated his own tax, accounting and business services company from 1992 through 1998. Prior to that time, he served as the President and Chief Executive Officer of Montgomery National Bank (later Allegiance) from its organization in 1987 until 1992.

         James H. Langmead. Mr. Langmead, 58, Executive Vice President and Chief Financial Officer of the Bank since January 2005, previously served as Chief Financial Officer of Sandy Spring Bank and Sandy Spring Bancorp. Mr. Langmead, a CPA, served in various financial and senior management roles with Sandy Spring Bank from 1992 through 2004. Prior to that time, Mr. Langmead was in the finance group at the Bank of Baltimore.

         Martha Foulon-Tonat. Ms. Tonat, 50, Executive Vice President and Chief Lending Officer of the Bank, served at Allegiance Bank from January 1990 to December 1997. Her duties included being Senior Vice President and Chief Lending Officer. Prior to her service at Allegiance Bank, Ms. Tonat served at various commercial banks in the area. She has over 22 years experience in the commercial banking industry.

REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Bank serves as the Compensation Committee of the Company. The Compensation Committee's duty is to review compensation policies applicable to executive officers of the Bank; to consider the relationship of corporate performance to that compensation; to approve salary and bonus levels for senior officers of the Bank, other than those who are executive officers of the Company; to administer various incentive plans of the Bank; to oversee the compensation system for all positions in the Bank; to consider the role of incentive pay, benefits and stock options in overall compensation; and to annually nominate the officers of the Company and Bank.

         The Company's Board of Directors did not have a standing compensation committee during 2005. The Compensation Committee of the Bank, also served as the compensation committee for the Company, and is comprised of Mr. Blitz, the Chairman, Messrs. Abel, Dworken, Flynn, Goodman, Lee, Murphy, Paul, Rogers and Weinstein and Ms. Natovitz. The Compensation Committee recommends executive officer compensation levels to the Company's Board of Directors. Compensation decisions for the Chief Executive Officer and other executive officers of the Company and Bank are determined by the members of the Board of Directors who are "independent directors" within the meaning of NASD Rule 4200(a)(15). Messrs. Paul, Flynn and Murphy do not participate in, or remain present during, Board discussions and/or voting on their compensation. They may participate in discussions relative to other executive officers, however, they do not vote on any actions taken.

         Under the Bank's compensation policies, which have been established by the Compensation Committee, bonus and incentive compensation is paid, and changes in base compensation are made, based both on the individual executive officer's performance, and the performance of the entire Bank. The Committee considers a number of factors when assessing performance, including but not limited to salaries paid by financial services companies, profits during the past year relative to profit plans, results of federal regulatory examinations, growth, and changes in shareholder value. Individual executive performance is based upon its determination of the officer's contributions to the performance of the Bank and the accomplishment of the Bank's strategic goals. In assessing performance for the purposes of establishing base salaries, the members of the Committee do not make use of a mechanical formula, but instead weigh the factors described above as they deem appropriate in the circumstances. The 2005 salary levels of the Bank's executive officers were established consistent with this compensation policy. Effective January 1, 2006, Mr. Paul's salary was increased $110,000, to reward the continued high level of effort and time commitment dedicated by Mr. Paul to the Bank's business, and the growth and increased profitability of the Company. Salaries of other executive officers were also increased for 2006, reflecting cost of living increases and market comparables.

         The compensation of Mr. Paul, the President and Chief Executive Officer of the Company, represents a negotiated amount recommended by the Chairman of the Company and approved by independent directors of the Company, within the meaning of NASD Rule 4200(a)(15), as stated above. A substantial portion of the compensation paid to Mr. Paul is in the form of options to purchase common stock. Options to purchase 15,600 shares of common stock, as adjusted for the stock split paid on February 28, 2005, were granted to Mr. Paul in 2005.

         Executive officers have been granted incentive stock options under Eagle Bancorp's Stock Option Plans. The purposes of the Stock Option Plans are to attract, retain, and motivate key officers by providing them with a stake in the success of Eagle Bancorp as measured by the value of its shares. Options are granted at exercise prices equal to the fair market value of the shares on the dates of grant. The Stock Option Committee, which consists of the Chairman of the Board of Eagle Bancorp, the Chairman of the Board of the Bank, and the President/CEO of the Bank, has the responsibility for granting stock options to key employees (other than Mr. Paul, Mr. Flynn and other executive officers of the Company, whose awards are recommended by the Compensation Committee and approved by the independent members of the Board of Directors) and administering the plans. The Management Committee of the Bank recommends to the Stock Option Committee the recipients and the amounts and other terms of options to be granted. The Committee believes that the granting of equity based awards is the most appropriate form of long term compensation for executive officers, since awards of equity encourage ownership in the success of the Company. Grants are discretionary and are limited by the terms and conditions of the Company's Stock Option Plan. The Company has proposed the 2006 Stock Plan for approval at the meeting to allow the Company alternative instruments with which to incentivize and reward senior executive officers.

         The Bank also pays discretionary cash bonuses to executive officers of the Bank. Annual bonuses are accrued as of the end of the fiscal year and are paid in January. Bonus amounts for 2005 were determined in accordance with the Senior Management Incentive Plan which was adopted for 2005. This plan considers the performance of both the bank and the individual officers in regards to several performance criteria including growth, profitability, asset quality and regulatory compliance. Mr. Paul's bonus of $50,000 was awarded to reward the continued high level of effort and time commitment dedicated by Mr. Paul to the Bank's business, and the growth and increased profitability of the Company. In conclusion, the Compensation Committee believes that executive compensation should be competitive yet reasonable, and be reflective of overall performance of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with some of its and the Company's directors, officers, and employees and their associates. In the past, substantially all of such transactions have been on the same terms, including interest rates, maturities and collateral requirements as those prevailing at the time for comparable transactions with non-affiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. The maximum aggregate amount of loans (including lines of credit) to officers, directors and affiliates of the Company and Bank during the year ended December 31, 2005 amounted to $9.83 million, representing approximately 15.13% of the Company's total shareholders' equity at December 31, 2005. In the opinion of the Board of Directors, the terms of these loans are no less favorable to the Bank than terms of the loans from the Bank to unaffiliated parties. On December 31, 2005, $9.83 million of loans were outstanding to individuals who, during 2005, were officers, directors or affiliates of the Company and Bank. At the time each loan was made, management believed that the loan involved no more than the normal risk of collectibility and did not present other unfavorable features. None of such loans were classified as Substandard Doubtful or Loss.

         The Bank leases certain office space, at a current monthly rental of $5,285, excluding certain pass through expenses, from a limited liability company in which a trust for the benefit of Mr. Paul's children has an 85% interest.

         During 2005, the Company sold interests in a limited liability company and certain related beneficial interests in real property owned by that company, which the Company acquired in lieu of foreclosure upon nonperforming loans to a third party borrower, in the amount of approximately $3.0 million, and related deeds of trust and other collateral, to a limited liability company of which Mr. Paul is the managing member, and in which Mr. Paul, Mr. Alperstein, Mr. Murphy, seven members of the Board of Directors of the Bank (and one member of the Board of Directors of the Bank who has since left the Board) have controlling financial interests. The price paid by the acquiring limited liability company was equal to the outstanding balance of the loans plus accrued but unpaid interest and fees to which the Company was entitled under the terms of the loan, and other amounts advanced by the Company, and equaled or exceeded the appraised value of the property, deeds of trust and other collateral. The Company suffered no loss in respect of the transaction or loans, and believes that the terms of the sale to the limited liability company were as favorable to the Company as those which could have been obtained from third parties, and was equal to or exceeded the market value of the property sold. Neither the Company nor the Bank financed the purchase of the property by the limited liability company, or the investment by any person in the limited liability company.


                          STOCK PERFORMANCE COMPARISON

         The following table compares the cumulative total return on a hypothetical investment of $100 in the Company's common stock on December 31, 2000 through December 31, 2005, with the hypothetical cumulative total return on the Nasdaq Stock Market Index (U.S. Companies) and the Nasdaq Bank Index for the comparable period, including reinvestment of dividends.

                                [GRAPH OMITTED]

                                                                December 31,
                                       ---------------------------------------------------------------
                                         2000        2001      2002      2003       2004       2005
                                       ---------- ---------- --------- --------- ---------- ----------
Eagle Bancorp, Inc.                      100.00     169.67    228.35    295.38     342.69     509.12
Nasdaq Stock Market Index - (Total
U.S.)                                    100.00      79.20     54.49     82.08      89.55      91.42
Nasdaq Bank Index                        100.00     112.53    120.38    159.61     181.05     177.56

                       APPROVAL OF THE EAGLE BANCORP, INC.
                                 2006 STOCK PLAN

GENERAL

         The Board of Directors has adopted the Eagle Bancorp, Inc. 2006 Stock Plan (the "2006 Plan"), subject to approval by the Company's shareholders. A copy of the 2006 Plan is attached hereto as Exhibit A and should be consulted for additional information. All statements made herein regarding the 2006 Plan, which are only intended to summarize the 2006 Plan, are qualified in their entirety by reference to the 2006 Plan.

         If approved, the 2006 Plan will replace the 1998 Plan, and no further awards will be granted under the 1998 plan. Options issued under the 1998 Plan will continue in effect and will be subject to the requirements of that plan, but no new options will be granted under it. The 2006 Stock Plan authorizes awards for up to 500,000 shares of Company common stock over its ten-year term.

PURPOSE OF THE 2006 PLAN

         The purpose of the 2006 Plan is to advance the interests of the Company by providing directors and selected employees of the Bank, the Company, and their affiliates with the opportunity to acquire shares of common stock, through awards of options, restricted stock and stock appreciation rights. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to directors and employees of the Company, the Bank and any affiliate to promote the success of the business as measured by the value of its shares, and to increase the commonality of interests among directors, key employees and other shareholders. It is expected that the 2006 Plan, and the greater variety of instruments that may be granted under it, will improve the Company's ability to provide key employees with a significant portion of their overall compensation package in equity, and to tie a portion of that equity compensation to performance.

DESCRIPTION OF THE 2006 PLAN

         Administration. The 2006 Plan is administered by a committee (the "Committee"), appointed by the Board of Directors of the Company, consisting of not less than three (3) members of the Board. Members of the Committee must be Independent Directors within the meaning of the listing requirements of Nasdaq, and Non-Employee Directors, and serve at the pleasure of the Board of Directors. In the absence at any time of a duly appointed Committee, the 2006 Plan will be administered by the members of the Board of Directors who are Independent Directors.

         The Committee has discretion and authority to select participants and grant awards, to determine the form and content of any awards made under the 2006 Plan, to interpret the 2006 Plan, to prescribe, amend and rescind rules and regulations relating to the 2006 Plan, and to make all other decisions necessary or advisable in connection with administering the 2006 Plan, including establishing the corporate divisional or individual performance or achievement standards on which an award may be contingent. All decisions, determinations and interpretations of the Committee are final and conclusive on all persons affected thereby. Members of the Committee will be indemnified to the full extent permissible under the Company's articles of incorporation and bylaws in connection with any claims or other actions relating to any action taken under the 2006 Plan. As of the date hereof, the Committee consists of all of the members of the Board of Directors of the Company who are independent within the meaning of NASD Rule 4200(a)(15).

         Eligible Persons; Types of Awards. Under the 2006 Plan, the Committee may grant incentive stock options ("ISOs"), non-incentive stock options ("Non-ISOs" and together with ISOs, "Options"), stock appreciation rights ("SARs") and shares of restricted stock ("Restricted Stock") to such employees as the Committee may designate, and may grants Non-ISOs to directors and advisory board members of the Company, the Bank, and their affiliates. The Company currently intends to grant SARs and Restricted Stock only to senior executive officers of the Company and Bank, other than Mr. Paul, but may elect to expand the group of officers or employees who may be granted such awards.

         To date, the Company has not made any awards under the 2006 Plan. If the 2006 Plan is approved at the meeting, the Company expects that it will grant awards to the six executive officers named below, on or shortly after the date of the meeting. The awards would have approximately the expected values set forth below. The expected value of the awards, and the actual number of shares of common stock which must be subject to the award of SARs or Restricted Stock in order to achieve such expected value, will be determined based upon application of the Black-Scholes or a similar pricing model, using assumptions as to pricing volatility, and other factors as of the date of the award. The actual value which recipients of awards may ultimately realize may be higher or lower than the expected value. In making awards, the Company's expectations will be to provide awards that have an expected value equal to a certain percentage of base salary. Until an award is made, the Company reserves the right to make awards in higher or lower amounts, to vary the instruments granted, or to eliminate awards in their entirety. The number of shares subject to awards will be disclosed in a Current Report on Form 8-K following grant.

                                                                        Expected Value of
                                                                     Shares of Restricted Stock
                                                              ------------------------------------------
                                                                                          Performance
                                                              Performance   Performance      Target
                                      Expected Value of        Subtarget      Target       Exceeded by
             Name                           SARs               Achieved      Achieved     Designated %
--------------------------------     ---------------------    ------------ -------------- --------------
Michael T. Flynn                            $11,804             $23,608       $35,412        $47,216
Thomas D. Murphy                             11,025              22,050        33,075         44,100
Susan G. Riel                                 9,627              19,254        28,881         38,508
Martha Foulon-Tonat                           9,627              19,254        28,881         38,508
                                     ---------------------    ------------ -------------- --------------
All executive officers as                   $58,814            $117,628      $176,411       $235,255
group (7 persons, including
Mr. Paul)

         Each of the SARs reflected in the above table would have a term ending on December 31, 2008, and entitle the holder to receive an amount equal to the excess of the fair market value of the indicated number of shares at the end of the term of the SAR over the aggregate exercise price of the SAR, payable in shares of common stock. The only condition to exercise of the award of SARs would be continued service with the Company through the exercise date of the SAR. The issuance of the shares of Restricted Stock granted would be subject to the achievement of certain designated corporate goals through the end of the 2008 fiscal year. The named officers would be entitled to receive the number of shares indicated under the level performance target level achieved. If the lowest level of performance is not met, no shares of Restricted Stock would be issued in respect of the awards. In future years, the named officers, and possibly other employees or officers, would be eligible to receive additional awards of options, SARs or Restricted Stock under the 2006 Plan. Performance goals, targets and measures may vary from year to year and from grant to grant.

         Financial Effects to the Company of Grants. The Company will receive no monetary consideration for the granting of Options under the 2006 Plan. It will receive no monetary consideration other than the option exercise price for shares of common stock issued to optionees upon the exercise of their Options. It will receive no monetary consideration for the exercise of SARs or the issuance of Restricted Stock.

         Under recently implemented accounting standards, the Company is required to accrue compensation expense for the grant of options or other equity based instruments such as SARs and Restricted Stock. Generally, the measurement date of the expense is the date of grant, subject to adjustment over the vesting or performance period for the award.

         Shares Available for Grants. The 2006 Plan reserves 500,000 shares of common stock for issuance upon the exercise of Options, SARs and the grant of Restricted Stock. In the event of any merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares or similar event in which the number or kind of shares is changed without receipt or payment of consideration by the Company, the number and kind of shares of stock as to which Options, SARs and Restricted Stock may be awarded under the 2006 Plan, the affected terms of all outstanding Options, SARs and shares of Restricted Stock, and the aggregate number of shares of common stock remaining available for grant under the 2006 Plan will be adjusted. Generally, the number of shares as to which SARs are granted are charged against the aggregate number of shares available for grant under the 2006 Plan, provided that, in the case of a SAR granted in conjunction with an Option, under circumstances in which the exercise of the SAR results in termination of the option and vice versa, only the number of shares of common stock subject to the option shall be charged against the aggregate number of shares of common stock remaining available under the 2006 Plan. If awards should expire, become unexercisable, or be forfeited for any reason without having been exercised or become vested in full, the shares of common stock subject to such awards will be available for the grant of additional awards, unless the 2006 Plan has been terminated. Shares issued upon the exercise of Options or SARS or in respect of Restricted Stock awards may be either authorized but unissued shares or, to the extent permitted by Maryland law, treasury stock.

         Duration of the 2006 Plan and Grants. The 2006 Plan, if approved at the meeting, will have a term of ten years from May 26, 2006, its effective date, after which date no awards may be granted. The maximum term for an Option or SAR is ten years from its date of grant, except that the maximum term of an ISO may not exceed five years if the optionee owns more than 10% of the common stock on the date of grant. The expiration of the 2006 Plan, or its termination by the Committee, will not affect any award then outstanding.

         Repricing. No awards under the 2006 Plan may be repriced or exchanged for awards with lower exercise prices without the approval of shareholders.

         Options. The exercise price of Options may not be less than 100% of the fair market value of the common stock on the date of grant. In the case of an optionee who owns more than 10% of the outstanding common stock on the date of grant, such option price may not be less than 110% of fair market value of the shares. As required by federal tax laws, to the extent that the aggregate fair market value (determined when an ISO is granted) of the common stock with respect to which ISOs are exercisable by an optionee for the first time during any calendar year (under all plans of the Company and of any subsidiary) exceeds $100,000, the Options will be treated as Non-ISOs, and not as ISOs. In the event that the fair market value per share of the common stock falls below the exercise price of previously granted Options, the Committee will have the authority, with the consent of the optionee, to cancel outstanding Options and to issue new Options with an exercise price equal to the then current fair market price per share of the common stock, provided that no such repricing will occur without ratification or approval by the shareholders.

         If the common stock is listed on a national securities exchange (including the Nasdaq National Market or Nasdaq Capital Market) on the date in question, then the market value per share will be not less than the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the exercise price will be not less than the mean between the bid and asked prices on such date. If the common stock is traded otherwise than on a national securities exchange on the date in question, then the market value per share will be not less than the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the market value per share will be its fair market value as determined by the Committee, in its sole and absolute discretion.

         SARs. A SAR is a right that entitles the holder to receive, as the Committee prescribes in the grant, all or a percentage of the difference between
(i) the fair market value of the shares of common stock subject to the SAR at the time of its exercise, and (ii) the fair market value of such shares at the time the SAR was granted (or, in the case of SARs granted in tandem with options, the exercise price). This difference is payable in cash or common stock or a combination of cash and stock, as designated by the Committee. The exercise price as to any particular SAR may not be less than the fair market value of the optioned shares on the date of grant. A SAR may be granted in tandem with all or part of any Option granted under the 2006 Plan or without any relationship to any Option. A SAR granted in tandem with an ISO must expire no later than the ISO, must have the same exercise price as the ISO and may be exercised only when the ISO is exercisable and when the fair market value of the shares subject to the ISO exceeds the exercise price of the ISO. For SARs granted in tandem with options, the optionee's exercise of the SAR cancels the right to exercise the option, and vice versa.

         Exercise of Options and SARs. The exercise of Options and SARs will be subject to such terms and conditions as are established by the Committee in a written agreement between the Committee and the optionee. In the absence of Committee action to the contrary: (A) an otherwise unexpired ISO shall cease to be exercisable upon (i) an employee's termination of employment for "just cause" (as defined in the 2006 Plan), (ii) the date three months after an employee terminates service for a reason other than just cause, death, or disability, or
(iii) the date one year after an employee terminates service due to disability, or two years after termination of such service due to his death, and in each case such shorter period as may be set forth in an award; (B) an unexpired Non-ISO shall be exercisable at any time (but not later than the date on which the Non-ISO would otherwise expire), except where the optionee's service with the Company terminates as a result of "just cause" or where a director optionee is removed from the board of directors on which he or she serves, in which case Non-ISO will terminate on the date of termination or removal, as the case may be. Notwithstanding the provisions of any Option which provides for its exercise in installments as designated by the Committee, an Option will become immediately exercisable upon the optionee's death or permanent and total disability. Notwithstanding the provisions of any SAR, upon the death, disability or retirement of the holder of a SAR after achieving the age of 65 and after five years of continuous service: (A) a SAR that is not a performance based award and that provides for its vesting or exercise in installments or at a future date as designated by the Committee, will be exercisable for that portion of the award as bears the same relation to the total amount of the award as the period of service from the date of grant to the date of death, disability or retirement bears to the period from the date of grant to original date of vesting or exercisability, and (B) a SAR that is a performance based award, may be exercised for that portion of the award as bears the same relationship to the achievement in respect of the performance based award standards or conditions, as determined by the Committee in its sole discretion. In no event, however, will any Option or SAR be exercisable after its expiration date, as to fractional shares of common stock or prior to the holder's satisfaction of any income tax withholding requirements.

         A participant may exercise Options or SARs, subject to provisions regarding their termination and limitations on their exercise, only by (i) written notice of intent to exercise with respect to a specified number of shares of common stock, and (ii) payment to the Company (contemporaneously with delivery of such notice) in cash, in common stock, or a combination of cash and common stock, of the amount of the exercise price for the number of shares with respect to which the Option or SAR is then being exercised. Common stock used in full or partial payment of the exercise price for Options or SARs will be valued at its market value at the date of exercise. Shares acquired from the Company within six months of an exercise may generally not be used to pay the exercise price.

         Restricted Stock. Restricted Stock is an award of shares of common stock that is subject to forfeiture, restrictions against transfer, meeting specific corporate, individual or individual performance or achievement standards or goals, or other conditions or restrictions set forth in an award agreement. The Committee has discretion at the time of making a Restricted Stock grant to determine a period of up to five years during which the shares granted will be subject to restrictions, and the conditions that must be satisfied in order for the shares of restricted stock to become unrestricted (i.e., vested and nonforfeitable). For example, the Committee may condition vesting upon a recipient's continued employment or upon the recipient's attainment of specific corporate, divisional, or individual performance or achievement standards or goals. However, the minimum vesting period for Restricted Stock is three years if the vesting is based solely on the passage of time and continued employment, although vesting may occur ratably over such period; and the minimum measurement date for vesting of restricted stock based upon performance criteria is one year. The Committee shall determine the percentage of the award of restricted stock which shall vest in the event of death, disability, or retirement prior to the expiration of the restriction period or the satisfaction of the restrictions applicable to an award of restricted stock. Neither the Stock Option Committee nor the Board will have the authority, without shareholder approval, to accelerate the vesting period of Restricted Stock other than in the event of a change-in-control of the Company or the death, disability, retirement, or termination of employment of the participant.

         Until a recipient's interest vests, Restricted Stock is nontransferable and forfeitable. Nevertheless, the recipient may be entitled to vote the Restricted Stock and to receive dividends and other distributions made with respect to Restricted Stock grants that are issued subject to forfeiture in the event that the vesting conditions are not met, as opposed to shares that are issued only upon satisfaction of the conditions. To the extent that a recipient becomes vested in Restricted Stock and has satisfied applicable income tax withholding obligations, the Company will deliver unrestricted shares of common stock to the recipient. At the end of the restriction period, the recipient will forfeit to Bancorp any issued shares of Restricted Stock as to which the recipient did not earn a vested interest during the restriction period, i.e. where the performance based conditions are not met.

         Change in Control. Notwithstanding the provisions of any Option, SAR or Restricted Stock award which provide for its exercise or vesting in installments or subject to conditions, all awards will be immediately exercisable and fully vested upon the occurrence of a change in control. At the time of a change in control that does not constitute a "transaction", the participant shall, at the discretion of the Committee, be entitled to receive cash in an amount equal to the excess of the fair market value of the common stock subject to an Option or SAR over the exercise price of such shares, in exchange for the cancellation of such Options and SARs by the optionee. Notwithstanding the previous sentence, in no event may an Option or SAR be cancelled in exchange for cash, within the six-month period following the date of its grant.

         In the event of a "change in control" that is a "transaction", all awards of Options, SARs and Restricted Stock must be surrendered, and with respect to each award surrendered, the Board will in its sole and absolute discretion determine whether the holder of the surrendered award will receive:
(1) an award for the number and kind of shares into which each outstanding share (other than shares held by dissenting shareholders) is changed or exchanged, together with an appropriate adjustment to the exercise price; (2) the number and kind of shares into which each outstanding share (other than shares held by dissenting shareholders) is changed or exchanged in the transaction that are equal in market value to the excess of the market value on the date of the transaction of the shares subject to the Option or SAR, over the exercise price; or (3) a cash payment (from the Company or the successor corporation) in an amount equal to the excess of the market value on the date of the transaction of the shares subject to the Option or SAR over the exercise price.

         For purposes of the 2006 Plan, "change in control" means any one of the following events: (1) the acquisition of ownership, holding or power to vote more than 50% of the Bank's or Company's voting stock, (2) the acquisition of the power to control the election of a majority of the Bank's or Company's directors, (3) the exercise of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of
1934), or (4) the failure of "Continuing Directors" to constitute at least two-thirds of the Board of Directors of the Company or the Bank (the "Company Board") during any period of two consecutive years. For purposes of this Plan, "Continuing Directors" shall include only those individuals who were members of the Company Board at the Effective Date and those other individuals whose election or nomination for election as a member of the Company Board was approved by a vote of at least two-thirds of the Continuing Directors then in office. The decision of the Committee as to whether a change in control has occurred shall be conclusive and binding. "Transaction" means (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company's assets. No adjustment upon a change in control, a "transaction" or otherwise may be made in such a manner as to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs. If, by reason of any such adjustments, an optionee becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the shares pursuant to the Option before the adjustment was made.

         Although these provisions are included in the 2006 Plan primarily for the protection of an employee-participant in the event of a change in control of the Company, they may also be regarded as having a takeover defensive effect, which may reduce the Company's vulnerability to hostile takeover attempts and certain other transactions which have not been negotiated with and approved by the Board of Directors.

         Restrictions on Transferability. Options, SARs and Restricted Stock may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, or pursuant to the terms of a "qualified domestic relations order." Non-ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, pursuant to the terms of a "qualified domestic relations order" or, in the sole discretion of the Committee, in connection with a transfer for estate or retirement planning purposes to a trust established for such purposes.

         Restrictions on Sale of Shares. Shares of common stock acquired in connection with an award or exercise of Options, SARs or Restricted Stock may not be sold or otherwise disposed of before the end of a six-month period beginning on the date the award was granted, except for dispositions by bona fide gifts or transfers by will or the laws of descent or distribution. This restriction is in addition to any other restriction imposed by the 2006 Plan or by the Committee in connection with any grant of an award. This restriction is also in addition to the holding period discussed below under "Federal Income Tax Consequences" required for treatment of an Option as an ISO.

         Conditions on Issuance of Shares. The Committee will have the discretionary authority to impose, in agreements, such restrictions on shares issued pursuant to the 2006 Plan as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions. In addition, the Committee may not issue shares unless the issuance complies with applicable securities laws, and to that end may require that an optionee or recipient make certain representations or warranties.

         Amendment and Termination of the 2006 Plan. The Board of Directors may from time to time amend the terms of the 2006 Plan and, with respect to any shares at the time not subject to Options, suspend or terminate the 2006 Plan; provided that shareholder approval is required to increase the number of shares subject to the 2006 Plan or to extend the term of the 2006 Plan. No amendment, suspension, or termination of the 2006 Plan will, without the consent of any affected holders of an award, alter or impair any rights or obligations under any award granted prior to any such termination, amendment or suspension.

FEDERAL INCOME TAX CONSEQUENCES

         ISOs. An employee recognizes no taxable income upon the grant of ISOs. If the optionee holds the option shares for at least two years from the date the ISO is granted and one year from the date the ISO is exercised, any gain realized on the sale of the shares received upon exercise of such ISO is taxed as long-term capital gain. However, the difference between the fair market value of the stock at the date of exercise and the exercise price of the ISO will be treated as an item of tax preference in the year of exercise for purposes of the alternative minimum tax. If the employee disposes of the shares before the expiration of either of the special holding periods, the disposition is a "disqualifying disposition." In this event, the employee will be required, at the time of the disposition of the stock, to treat the lesser of the gain realized or the difference between the exercise price and the fair market value of the stock at the date of exercise as ordinary income and the excess, if any, as capital gain.

         The Company will not be entitled to any deduction for federal income tax purposes as the result of the grant or exercise of an ISO, regardless of whether or not the exercise of the ISO results in liability under the alternative minimum tax. However, if the employee has ordinary income taxable as compensation as a result of a disqualifying disposition, the Company will be entitled to deduct an equivalent amount, subject to federal income tax limitations on annual executive compensation deductions.

         Non-ISOs. In the case of a Non-ISO, the holder will recognize ordinary income upon the exercise of the Non-ISO in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price (or, if the optionee is subject to certain restrictions imposed by the federal securities laws, upon the lapse of those restrictions unless the optionee makes a special tax election within 30 days after the date of exercise to have the general rule apply). Upon a subsequent disposition of such shares, any amount received by the optionee in excess of the fair market value of the shares as of the of exercise will be taxed as capital gain. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income recognized by the optionee in connection with the exercise of a Non-ISO.

         SARs. The grant of a SAR has no tax effect on the optionee or the Company. Upon exercise of the SARs, however, any cash or common stock received by the optionee in connection with the exercise of a SAR will be treated as compensation income to the optionee, and the Company will be entitled to a business expense deduction for the amounts treated as such compensation income, subject to federal income tax limitations on annual executive compensation deductions.

         Restricted Stock. The recipient of Restricted Stock will not have taxable income upon grant, except that the recipient may elect to be taxed at the time of grant. Unless an election is made to be tax as of the time of grant, the recipient of Restricted Stock will have ordinary income at the time of vesting of shares of Restricted Stock. The Company will be entitled to a business expense deduction in the same amount, subject to federal income tax limitations on annual executive compensation deductions.

RECOMMENDATION AND VOTE REQUIRED

         The Board of Directors has determined that the 2006 Plan is desirable, cost effective and produces incentives which will benefit the Company and its shareholders. The Board of Directors is seeking shareholder approval of the 2006 Plan in order to satisfy the requirements of the Internal Revenue Code for favorable tax treatment of incentive stock options, to exempt certain option transactions from the short-swing trading rules of the Securities and Exchange Commission ("SEC"), and to meet the listing requirements of the Nasdaq Capital Market.

         Approval of the 2006 Plan requires the favorable vote of a majority of the votes represented at the meeting (assuming a quorum of a majority of the outstanding shares of common stock is present). THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 2006 PLAN.

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         The Audit Committee of the Board of Directors has selected Stegman and Company to audit the Company's financial statements for the fiscal year ending December 31, 2006. Stegman and Company has audited the financial statements of the Company since its organization. Representatives of Stegman and Company are expected to be present at the meeting and available to respond to appropriate questions. The representatives also will be provided with an opportunity to make a statement, if they desire.

FEES PAID TO INDEPENDENT ACCOUNTING FIRM

         Audit Fees.

         During 2005, the aggregate amount of fees billed to the Company by Stegman and Company for services rendered by it for the audit of the Company's financial statements and review of financial statements included in the Company's reports on Form 10-Q, and for services normally provided in connection with statutory and regulatory filings was $103,035. In 2004, Stegman and Company billed $89,937 for such services.

         Audit-Related Fees.

         Stegman and Company did not bill the Company any amounts for services reasonably related to the performance of the audit services rendered in 2005 or 2004.

         Tax Fees.

         During 2005, the aggregate amount of fees billed to the Company by Stegman and Company for tax advice, compliance and planning services was $9,414. In 2004, Stegman and Company billed $9,000 for such services.

         All Other Fees.

         Stegman and Company did not bill the Company any amounts for other services in 2005 or 2004.

         None of the engagements of Stegman and Company to provide services other than audit services was made pursuant to the de minimus exception to the pre-approval requirement contained in the rules of the Securities and Exchange Commission and the Company's audit charter.

                             FORM 10-K ANNUAL REPORT

         THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO ANY SHAREHOLDER OF RECORD ENTITLED TO VOTE AT THE MEETING OR ANY BENEFICIAL OWNER OF COMMON STOCK SOLICITED HEREBY, A COPY OF ITS 2005 ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON THE WRITTEN REQUEST OF SUCH SHAREHOLDER. REQUESTS SHOULD BE DIRECTED TO ZANDRA D. NICHOLS, CORPORATE SECRETARY, AT THE COMPANY'S EXECUTIVE OFFICES, 7815 WOODMONT AVENUE, BETHESDA, MARYLAND 20814.

                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission, and to provide the Company with copies of all Forms 3, 4, and 5 they file.

         Based solely upon the Company's review of the copies of the forms which it has received and written representations from the Company's directors, executive officers and ten percent shareholders, the Company is not aware of any failure of any such person to comply with the requirements of Section 16(a), except that Forms 3 for Mr. Weinstein and Mr. Langmead, and one Form 4 reporting one transaction for Mr. Murphy, were filed late.

                                  OTHER MATTERS

         The Board of Directors of the Company is not aware of any other matters to be presented for action by shareholders at the meeting. If, however, any other matters not now known are properly brought before the meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their judgment on such matters.

                              SHAREHOLDER PROPOSALS

         All shareholder proposals to be presented for consideration at the next annual meeting and to be included in the Company's proxy materials must be received by the Company no later than December 21, 2006. Shareholder proposals for nominations for election as director must be received by the Company no later than January 29, 2007. In order to be eligible for consideration at the next annual meeting of shareholders, the Company must receive notice of shareholder proposals for business other than the election of directors to be conducted at the annual meeting which are not proposed to be included in the Company's proxy materials not less than thirty and not more than ninety days before the date of the annual meeting, or if less than forty five days notice of the meeting is given, by the earlier of two days before the meeting and fifteen days after the notice of the meeting is mailed.

                                          By Order of the Board of Directors




                                          Zandra D. Nichols, Corporate Secretary

April 20, 2006

                                    EXHIBIT A






                               EAGLE BANCORP, INC.
                                 2006 STOCK PLAN

                               EAGLE BANCORP, INC.
                                 2006 STOCK PLAN

1. PURPOSE OF THE PLAN. The purpose of this Eagle Bancorp, Inc. 2006 Stock Plan (the "Plan") is to advance the interests of the Company by providing directors and selected employees of the Bank, the Company, and their Affiliates with the opportunity to acquire Shares. By encouraging stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility; to provide additional incentive to directors and selected employees of the Company, the Bank and their Affiliates to promote the success of the business as measured by the value of its shares; and generally to increase the commonality of interests among directors, employees, and other shareholders.

         Upon approval of this Plan by shareholders of the Company, the Plan shall replace the Company's 1998 Stock Option Plan (the "1998 Plan"), which shall be terminated as of that time. Following such termination, Options granted under the 1998 Plan shall continue in effect, and shall be subject to the provisions of the 1998 Plan, but no new options may be granted under the 1998 Plan.

2.       DEFINITIONS. In this Plan:

(a) "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Company as such terms are defined in Section 424(e) and (f), respectively, of the Code.

(b)  "Agreement" means a written agreement entered into in accordance with
     Section 5(c).

(c) "Awards" means, collectively Options, SARs and Restricted Stock, unless the context clearly indicates a different meaning.

(d)  "Bank" means EagleBank.

(e)  "Board" means the Board of Directors of the Company.

(f)  "Bank Board" means the Board of Directors of the Bank.

(g) "Change in Control" means any one of the following events occurring after the Effective Date: (1) the acquisition of ownership, holding or power to vote more than 50% of the Bank's or Company's voting stock, (2) the acquisition of the power to control the election of a majority of the Bank's or Company's directors, (3) the exercise of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or (4) the failure of Continuing Directors to constitute at least two-thirds of the Board of Directors of the Company or the Bank (the "Company Board") during any period of two consecutive years. For purposes of this Plan, "Continuing Directors" shall include only those individuals who were members of the Company Board at the Effective Date and those other individuals whose election or nomination for election as a member of the Company Board was approved by a vote of at least two-thirds of the Continuing Directors then in office. For purposes of this subsection only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding.

(h)  "Code" means the Internal Revenue Code of 1986, as amended.

(i) "Committee" means the Stock Option Committee appointed by the Board in accordance with Section 5(a) hereof.

(j) "Common Stock" means the common stock, par value $0.01 per share, of the Company.

(k)  "Company" means Eagle Bancorp, Inc.

(l) "Continuous Service" means the absence of any interruption or termination of service as an Employee of the Company or an Affiliate. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between payroll locations of the Company or between the Company, an Affiliate or a successor.

(m) "Disability" means permanent and total disability as defined in Section 22(e)(3) of the Code.

(n)  "Effective Date" means the date specified in Section 17 hereof.

(o) "Employee" means any person employed by the Company, the Bank, or by an Affiliate, other than in the capacity as a director, advisory director or comparable status.

(p) "Exercise Price" means the price per Optioned Share at which an Option or SAR may be exercised.

(q) "Independent Director" means an independent director as defined for purposes other than audit committee service in the listing standards and regulations of the Nasdaq Stock Market, or if the Company's Common Stock is primarily traded on a national securities exchange other than the Nasdaq Stock Market (including any level or submarket thereof), then the listing standards and regulations of such other national securities exchange. Not in limitation of the foregoing, all Independent Directors must be Non-Employee Directors.

(r) "ISO" means an option to purchase Common Stock that meets the requirements set forth in the Plan, and which is intended to be and is identified as an "incentive stock option" within the meaning of Section 422 of the Code.

(s) "Market Value" means the fair market value of the Common Stock, as determined under Section 7(b) hereof.

(t) "Non-Employee Director" means any member of the Board who, at the time discretion under the Plan is exercised, is a "Non-Employee Director" within the meaning of Rule 16b-3.

(u) "Non-ISO" means an option to purchase Common Stock that meets the requirements set forth in the Plan but which is not intended to be, and is not identified as, an ISO, or an option which meets the circumstances of
     Section 6(b) hereof.

(v)  "Option" means an ISO or Non-ISO.

(w) "Optioned Shares" means Shares subject to an Option, SAR or grant of Restricted Stock granted pursuant to this Plan.

(x) "Outstanding Shares" means the total shares of Common Stock which have been issued and which (a) are not held as treasury shares, and (b) have not been cancelled or retired by the Company.

(y) "Parent" means any present or future entity which would be a "parent corporation " of the Company as defined in Section 424(e) and Section 424(g) of the Code.

(z)  "Participant" means any person who receives an Award pursuant to the Plan.

(aa) "Plan" means the Eagle Bancorp, Inc. 2006 Stock Plan.

(bb) "Performance Based Award" means an Award, the vesting, exercise or retention of which is subject to or based upon specific corporate, divisional or individual performance or achievement standards or goals set forth in an Agreement.

(cc) "Restricted Stock" means Common Stock that is subject to forfeiture, restrictions against transfer, specific corporate, individual or individual performance or achievement standards or goals, or other conditions or restrictions set forth in an Agreement.

(dd) "Retirement" means normal retirement from employment with the Company or any Parent or Subsidiary, after five (5) or more years of Continuous Service or such shorter period as may be specified in an Award, and upon or after achieving the age of 65.

(ee) "Rule 16b-3" means Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

(ff) "SAR" means a right to receive all or a specified portion of the increase in value over the Market Value on the date of grant of a specified number of Shares of Common Stock.

(gg) "Share" means one share of Common Stock.

(hh) "Subsidiary" means any present or future entity which would be a "subsidiary corporation " of the Company as defined in Section 424(f) and
     Section 424(g) of the Code.

(ii) "Transaction" means (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company's assets.

3.       TERM OF THE PLAN AND AWARDS.

         (a) Term of the Plan. The Plan shall continue in effect for a term of ten (10) years from the Effective Date unless sooner terminated pursuant to
Section 20. No Award may be granted under the Plan after ten (10) years from the Effective Date.

         (b) Term of Options and SARs. The Committee shall establish the term of each Option and SAR granted under the Plan. No Option or SAR may have a term that exceeds ten (10) years. No ISO granted to an Employee who owns Shares representing more than ten percent (10%) of the outstanding shares of Common Stock, as determined in accordance with the Code, at the time an ISO is granted may have a term that exceeds five (5) years.

4.       SHARES SUBJECT TO THE PLAN.

         (a) General. Except as otherwise required by the provisions of Section 14, the aggregate number of Shares deliverable upon the exercise of Awards shall be 500,000. Optioned Shares may either be authorized but unissued Shares or Shares held in treasury to the extent allowed by Maryland law. If Awards should expire, become unexercisable or be forfeited for any reason without having been exercised or become vested in full, the Optioned Shares shall be available for the grant of additional Awards under the Plan, unless the Plan shall have been terminated.

         (b) Special Rule for SARs. Not in limitation of the provisions of
Section 4(a), the number of Shares with respect to which a SAR is granted, and not the number of Shares delivered upon the exercise of the SAR, shall be charged against the aggregate number of Shares remaining available under the Plan, provided, however, that in the case of a SAR granted in tandem with an Option, under circumstances where the exercise of the Option results in the termination of the SAR, or vice versa, only the number of Shares subject to the Option shall be charged against the aggregate number of Shares remaining available under the Plan. The Shares related to an Option as to which Option rights have been terminated as a result of the exercise of a related SAR shall not be available for the grant of additional Awards.

5.       ADMINISTRATION OF THE PLAN.

         (a) Composition of the Committee. The Plan shall be administered by the Committee, which shall consist of not less than three (3) members of the Board. All members of the Committee shall be Independent Directors, and shall serve at the pleasure of the Board. In the absence at any time of a duly appointed Committee, the Plan shall be administered by the members of the Board who are Independent Directors.

         (b) Powers of the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (i) to select Participants and grant Awards, (ii) to determine the form and content of Awards to be issued in the form of Agreements under the Plan, including but not limited to the corporate, divisional or individual performance or achievement standards or goals of Performance Based Awards, which need not be identical among Participants granted Awards at the same time, (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and
(v) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

         (c) Agreement. Each Award shall be evidenced by a written agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Agreement (i) the Exercise Price of an Option or SAR, (ii) the number of Shares subject to, and the expiration date of, the Award, (iii) the manner, time and rate (cumulative or otherwise) of exercise or vesting of such Award, and (iv) the restrictions, including Performance Based Awards standards, if any, to be placed upon such Award, or upon Shares which may be issued in respect of such Award. The Chairman of the Committee and such other officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of Awards.

         (d) Effect of the Committee's Decisions. All decisions, determinations, and interpretations of the Committee shall be final and conclusive on all persons affected thereby. The Committee's determination whether a Participant's Continuous Service has ceased, the effective date thereof, and whether a Performance Based Award standard or condition shall have been met in the event of the Death, Disability or Retirement shall be final and conclusive on all persons affected thereby.

         (e) Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Option, granted hereunder to the full extent provided for under the Company's Articles of Incorporation or Bylaws with respect to the indemnification of directors.

6.       GRANT OF OPTIONS.

         (a) General Rule. The Committee, in its sole discretion, may grant ISO's or Non-ISOs to Employees of the Company or its Affiliates and may grant Non-ISOs to members of the Board, members of the Bank Board, members of Bank advisory boards, and members of the boards of directors of Affiliates.

         (b) Special Rules for ISOs. The aggregate Market Value, as of the date the Option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Company, or any Parent or Subsidiary), shall not exceed $100,000. Notwithstanding the prior provisions of this Section, the Committee may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitation shall be Options which are Non-ISOs.

7.       EXERCISE PRICE FOR OPTIONS.

         (a) Limits on Committee Discretion. The Exercise Price as to any particular Option granted under the Plan shall not be less than the Market Value of the Optioned Shares on the date of grant. In the case of an Employee who owns Shares, as determined in accordance with the Code, representing more than 10% of the Company's Outstanding Shares of Common Stock at the time an ISO is granted, the Exercise Price shall not be less than 110% of the Market Value of the Optioned Shares at the time the ISO is granted.

         (b) Standards for Determining Exercise Price. If the Common Stock is listed on a national securities exchange (including the Nasdaq National Market or Nasdaq Capital Market) on the date in question, then the Market Value per Share shall be not less than the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be not less than the mean between the bid and asked prices on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be not less than the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined in good faith by the Committee, in its sole and absolute discretion.

8.       EXERCISE OF OPTIONS.

         (a) Generally. Any Option shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement. An Option may not be exercised for a fractional Share. In the event that any adjustment of an Option pursuant to Section 14 or otherwise would result in an Optionee being entitled to exercise for a fractional Share, then upon such adjustment, the number of Shares which may be acquired upon exercise of such Option shall be rounded down to the next whole share, and the Optionee shall not be entitled to any payment, compensation or alternative Award in lieu thereof.

         (b) Procedure for Exercise. A Participant may exercise Options, subject to provisions relative to its termination and limitations on its exercise, only by (1) written notice of intent to exercise the Option with respect to a specified number of Shares, and (2) payment to the Company (contemporaneously with delivery of such notice) in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at the Company's executive offices. Common Stock utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market Value at the date of exercise. Notwithstanding the foregoing, a Share acquired upon the exercise of an Option (or otherwise directly acquired from the Company) may not be surrendered in payment of any portion of the exercise price of an Option unless such Share shall have been held for at least six months, or the Committee shall have determined that the use of such Share shall not result in adverse tax or accounting consequences to the Company.

         (c) Period of Exercisability-ISOs. An ISO may be exercised by a Participant only while the Participant is an Employee and has maintained Continuous Service from the date of the grant of the ISO, or within three months after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire), except if the Employee's Continuous Service terminates by reason of -

         (1) "Just Cause" which for purposes hereof shall have the meaning set forth in any unexpired employment or severance agreement between the Participant and the Bank and/or the Company (and, in the absence of any such agreement, means termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order), then the Participant's rights to exercise such ISO shall expire on the date of such termination;

         (2) death, then to the extent that the Participant would have been entitled to exercise the ISO immediately prior to his death, such ISO of the deceased Participant may be exercised by the personal representatives of his estate or person or persons to whom his rights under such ISO shall have passed by will or by laws of descent and distribution within two years from the date of his death, or such shorter period as may be set forth in an Agreement, but not later than the date on which the Option would otherwise expire,;

         (3) Disability, then to the extent that the Participant would have been entitled to exercise the ISO immediately prior to his Disability, such ISO may be exercised within one year from the date of such Disability, or such shorter period as may be set forth in an Agreement, but not later than the date on which the ISO would otherwise expire.

         (d) Acceleration on Death or Disability. Notwithstanding the provisions of any Option that provides for its exercise in installments as designated by the Committee, such Option shall become immediately exercisable upon the Participant's death or Disability.

         (e) Period of Exercisability-Non-ISOs. Except to the extent otherwise provided in the terms of an Agreement, a Non-ISO may be exercised by a Participant, or the estate of a Participant, at any time before its expiration date, except if the Participant's Service terminates by reason of:

         (1) "Just Cause" which for purposes hereof shall have the meaning set forth in any unexpired employment or severance agreement between the Participant and the Bank and/or the Company (and, in the absence of any such agreement, means termination because of the Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order), then the Participant's rights to exercise such Non-ISO shall expire on the date of such termination; or

         (2) Removal from the Board or the Bank Board pursuant to the respective Articles of Incorporation, or termination of service as an advisory board member for any reason whatsoever then the Participant's rights to exercise such Non-ISO shall expire on the date of such removal. Failure to be nominated for reelection or failure to be reelected to the Board at the end of a director's term shall not constitute a removal.

9.       STOCK APPRECIATION RIGHTS (SARS).

         (a) Granting of SARs. In its sole discretion, the Committee may from time to time grant to Employees SARs either in conjunction with, or independently of, any Options granted under the Plan. A SAR granted in conjunction with an Option may be an alternative right wherein the exercise of the Option terminates the SAR to the extent of the number of shares purchased upon exercise of the Option and, correspondingly, the exercise of the SAR terminates the Option to the extent of the number of Shares with respect to which the SAR is exercised. Alternatively, a SAR granted in conjunction with an Option may be an additional right wherein both the SAR and the Option may be exercised. A SAR may not be granted in conjunction with an ISO under circumstances in which the exercise of the SAR affects the right to exercise the ISO or vice versa, unless the SAR, by its terms, meets all of the following requirements:

              (1) The SAR will expire no later than the ISO;

              (2) The SAR may be for no more than the difference between the
                  Exercise Price of the ISO and the Market Value of the Shares subject to the ISO at the time the SAR is exercised;

              (3) The SAR is transferable only when the ISO is transferable, and under the same conditions;

              (4) The SAR may be exercised only when the ISO may be
                  exercised; and

              (5) The SAR may be exercised only when the Market Value of the
                  Shares subject to the ISO exceeds the Exercise Price of the ISO.

         (b) Exercise Price. The Exercise Price as to any particular SAR shall not be less than the Market Value of the Optioned Shares on the date of grant.

         (c) Exercise of SARs. A SAR granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement granted to a Participant, provided that a SAR may not be exercised for a fractional Share. Upon exercise of a SAR, the Participant shall be entitled to receive, without payment to the Company except for applicable withholding taxes, an amount equal to the excess of (or, in the discretion of the Committee if provided in the Agreement, a portion of) the excess of the then aggregate Market Value of the number of Optioned Shares with respect to which the Participant exercises the SAR, over the aggregate Exercise Price of such number of Optioned Shares. This amount shall be payable by the Company, in the discretion of the Committee as set forth in an Agreement with respect to an Award of SARs, in cash or in Shares valued at the then Market Value thereof, or any combination thereof. The provisions of Section 8(d) regarding the period of exercisability of Options are incorporated by reference herein, and shall determine the period of exercisability of SARs. Not in limitation of the foregoing, unless an Agreement provides that a SAR may be settled only in Shares, a SAR shall be exercisable only on a date certain specified in the Agreement.

         (d) Procedure for Exercising SARs. To the extent not inconsistent with this Section, the provisions of Section 8(b) as to the procedure for exercising Options are incorporated by reference, and shall determine the procedure for exercising SARs.

         (e) Acceleration of SARs. Notwithstanding the provisions of any SAR, upon the Death, Disability or Retirement of a Participant, such Participant (or the Participant's estate) shall be entitled to exercise such SAR:

                  (1) that is not a Performance Based Award and that provides for its vesting or exercise in installments or at a future date as designated by the Committee in an Agreement, for that portion of the award as bears the same relation to the total amount of the Award as the period of service from the date of grant to the date of Death, Disability or Retirement bears to the period from the date of grant to original date of vesting or exercisability;

                  (2) that is a Performance Based Award, for that portion of the Award as bears the same relationship to the achievement in respect of the Performance Based Award Standards or conditions, as determined by the Committee in its sole discretion.

10. REISSUANCE OF OPTIONS OR SARS. Notwithstanding anything herein to the contrary, the Committee shall have the authority to cancel outstanding Options or SARs with the consent of the Participant and to reissue new Options or SARs at a lower Exercise Price equal to the then Market Value per share of Common Stock in the event that the Market Value per share of Common Stock at any time prior to the date of exercise of outstanding Options or SARs falls below the Exercise Price, provided, however, that no such repricing shall be effective unless specifically approved or ratified by the affirmative vote of a majority of the Common Stock present or represented and entitled to vote at a meeting of shareholders duly called and held on a date not later than the date of the next annual meeting of shareholders following such cancellation and reissuance.

11.      RESTRICTED STOCK AWARDS.

         Any Share of Restricted Stock subject to an Award shall be subject to the following terms and conditions, and otherwise to such other terms and conditions as are either applicable generally to Awards, or prescribed by the Committee in the applicable Agreement.

         (a) Restriction Period. At the time of each award of Restricted Stock, there shall be established for the Restricted Stock a restriction period, which shall be no less than 12 months and no greater than 5 years (the "Restriction Period"). Such Restriction Period may differ among Participants and may have different expiration dates with respect to portions of shares of Restricted Stock covered by the same Award. In no event (i) may the goal or standard measurement date for a Performance Based Award of Restricted Stock be less than one year from the date of grant; or (ii) may the Restriction Period for any other award of Restricted Stock be less than 3 years, provided that restrictions may terminate ratably over the vesting period.

         (b) Vesting Restrictions. The Committee shall determine the restrictions applicable to the award of Restricted Stock, including, but not limited to, requirements of Continuous Service for a specified term, or, for Performance Based Awards of Restricted Stock, the attainment of specific corporate, divisional, or individual performance or achievement standards or goals, which restrictions may differ with respect to each Participant granted an Award of Restricted Stock at the same time. The Agreement shall provide for forfeiture of Shares covered thereby if the specified restrictions are not met during the Restriction Period. Awards of Restricted Stock may provide for the issue of Shares upon grant, subject to forfeiture if the specified restrictions are not met, or for the issuance of Shares only upon the achievement of the restrictions at the end of the Restricted Period or upon the achievement of the performance standards or goals, subject to earlier vesting as provided herein.

         (c) Vesting upon Death, Disability, or Retirement. The Committee shall set forth in the Agreement the percentage of the Award of Restricted Stock, if any, which shall vest in the Participant in the event of death, Disability, or Retirement prior to the expiration of the Restriction Period or the satisfaction of the restrictions applicable to an award of Restricted Stock.

         (d) Acceleration of Vesting. Notwithstanding the Restriction Period and the restrictions imposed on the Restricted Stock, as set forth in any Agreement, the Committee may shorten the Restriction Period or waive any restrictions, if the Committee concludes that it is in the best interests of the Company to do so, provided that any such actions not done in connection with a Change in Control or the death, Disability, Retirement, or termination of employment of a Participant shall not be effective unless specifically approved or ratified by the affirmative votes of the holders of a majority of the Common Stock present or represented and entitled to vote at a meeting duly held on date no later than the next annual meeting of shareholders.

         (e) Ownership; Voting. Where stock certificates are issued in respect of Restricted Stock Awards awarded hereunder, which are subject to forfeiture if the restrictions are not satisfied, such certificates shall be registered in the name of the Participant, whereupon the Participant shall become a shareholder of the Company with respect to such Restricted Stock and shall, to the extent not inconsistent with express provisions of the Plan, have all the rights of a shareholder, including but not limited to the right to vote and to receive all dividends paid on such Shares, and the certificates shall be deposited with the Company or its designee, together with a stock power endorsed in blank, and the following legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture:

         "The transferability of this certificate and the shares of stock represented thereby are subject to the terms and conditions (including forfeiture) contained in the Eagle Bancorp, Inc. 2006 Stock Plan, and an agreement entered into between the registered owner and Eagle Bancorp, Inc. Copies of such Plan and Agreement are on file in the offices of the Secretary of Eagle Bancorp, Inc."

Where an Award of Restricted Stock is subject to issuance upon the achievement of Performance Based Award standards or goals or other conditions, no certificates shall be issued until satisfaction of such conditions.

         (f) Lapse of Restrictions. At the expiration of the Restricted Period applicable to the Restricted Stock, or upon the satisfaction of conditions to receipt of the Restricted Stock, as applicable, the Company shall deliver to the Participant, or the legal representative of the Participant's estate, or if the personal representative of the Participant's estate shall have assigned the estate's interest in the Restricted Stock, to the person or persons to whom his rights under such Restricted Stock shall have passed by assignment pursuant to his will or to the laws of descent and distribution, the stock certificates deposited with it or its designee and as to which the Restricted Period has expired and the requirements of the restrictions have been met. If a legend has been placed on such certificates, the Company shall cause such certificates to be reissued without the legend.

         (g) Forfeiture of Restricted Stock. The Agreement shall provide for forfeiture of any Restricted Stock which is not vested in the Participant or for which the restrictions have not been satisfied during the Restriction Period.

12.      CONDITIONS UPON ISSUANCE OF SHARES.

         (a) Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any Award unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any securities exchange upon which the Shares may then be listed. The Plan is intended to comply with Rule 16b-3, and any provision of the Plan than the Committee determines in its sole and absolute discretion to be inconsistent with said Rule shall, to the extent of such inconsistency, be inoperative and null and void, and shall not affect the validity of the remaining provisions of the Plan.

         (b) Special Circumstances. The inability of the Company to obtain approval from any regulatory body or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise or vesting of an Award , the Company may require the person exercising or vesting in the Award to make such representations and warranties as the Committee determines may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

         (c) Committee Discretion. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.

         (d) Compliance with Section 409A. It is intended and anticipated that Awards under the Plan will not be subject to the requirements of Code Section 409A. However, to the extent that Code Section 409A does apply to an Award, the Plan is intended to comply with Code Section 409A, and official guidance issued thereunder, and thus avoid the imposition of any excise tax and interest on any Participant pursuant to Code Section 409A(a)(1)(B). Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered consistent with this intent, and any inconsistent provision of any Award or Agreement shall be deemed to be modified accordingly as the Committee shall determine in its sole discretion and without further consent of the affected Participant; provided that the Company shall have no liability whatsoever to any Participant or any other person in the event that any Award is determined to be subject to, and is not in compliance with, Section 409A of the Code.

13.      RESTRICTIONS ON SALE OF SHARES

         (a) Six-Month Restriction. Shares of Common Stock that have been acquired upon exercise of an Award may not be sold or otherwise disposed of before the end of a six-month period beginning on the date the Award was granted. This restriction is in addition to any other restriction imposed by this Plan or by the Committee pursuant to this Plan.

         (b) Exceptions. The six-month restriction imposed by subsection (a) shall not apply to dispositions by bona fide gifts or to transfers by will or the laws of descent or distribution.

14. EFFECT OF CHANGES IN CONTROL AND CHANGES IN COMMON STOCK SUBJECT TO THE
    PLAN.

         (a) Effects of Change in Control.

             (1) Notwithstanding the provisions of any Award that provides for its exercise or vesting in installments, all Awards shall be immediately exercisable and fully vested upon a Change in Control, and all conditions to the vesting, exercise or receipt of an Award or Shares subject to an Award shall be deemed to be satisfied.

             (2) At the time of a Change in Control which does not constitute a Transaction, in the discretion of the Committee, any or all outstanding Options and/or SARs may be cancelled, in exchange for which cancellation the Participant shall receive payment in cash or Shares in an amount equal to the excess of the Market Value at the time of the Change in Control of the Shares subject to such Option and/or SAR over the Exercise Price of such Options or SAR (or in the event that the terms of any SAR limit the maximum payment pursuant to such SAR, such maximum amount), provided that in no event may an Option or SAR be cancelled in exchange for cash pursuant to this Section (a)(2) within the six-month period following the date of its grant.

             (3) In the event there is a Change in Control that constitutes a Transaction, all outstanding Awards shall be surrendered. With respect to each such Award so surrendered, the Committee shall in its sole and absolute discretion determine whether the holder of each such Award so surrendered shall receive--

                 (A) for each Share then subject to an Award, an Award for the number and kind of shares (or amount of cash or other property, or combination thereof)into which each Outstanding Share (other than Shares held by dissenting stockholders) is changed or exchanged, together with an appropriate adjustment to the Exercise Price in the case of Options and SARs; or

                 (B) the number and kind of shares (or amount cash or other property, or combination thereof) into which each Outstanding Share (other than Shares held by dissenting stockholders) is changed or exchanged in the Transaction that are equal in market value to the Market Value of the Shares subject to the Award, and in the case of Options or SARS, the excess of the Market Value on the date of the Transaction of the over the Exercise Price of the Option or SAR; or

                 (C) a cash payment (from the Company or the successor corporation), in an amount equal to the excess of the Market Value on the date of the Transaction of the Shares subject to the Award, over the Exercise Price of the Option or SAR.

         (b) Recapitalizations; Stock Splits, Etc. The number and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Awards and the Exercise Price thereof, shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

         (c) Special Rule for ISOs. Any adjustment made pursuant to subsections
(a)(3)(A) or (b) of this Section shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.

         (d) Conditions and Restrictions on New, Additional, or Different Shares or Securities. If, by reason of any adjustment made pursuant to this Section, a Participant becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Award before the adjustment was made.

         (e) Other Issuances. Except as expressly provided in this Section, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Awards or reserved for issuance under the Plan.

15.      NON-TRANSFERABILITY OF AWARDS.

         (a) ISOs, SARs and Restricted Stock may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, or pursuant to the terms of a "qualified domestic relations order" (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder).

         (b) Non-ISO's may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, pursuant to the terms of a "qualified domestic relations order" (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder), or, in the sole discretion of the Committee, in connection with a transfer for estate or retirement planning purposes to a trust established for such purposes.

16. TIME OF GRANTING OPTIONS. The date of grant of an Award shall, for all purposes, be the later of the date on which the Committee makes the determination of granting such Option, and the Effective Date. Notice of the determination shall be given to each Participant to whom an Award is so granted within a reasonable time after the date of such grant.

17. EFFECTIVE DATE. The Plan shall be effective as of the date of shareholder approval of the Plan. Awards may be made prior to approval of the Plan by the stockholders of the Company, if the exercise of Awards is conditioned upon stockholder approval of the Plan. In the event that shareholder approval is not obtained, all Awards shall terminate and be of no force or effect, and no Participant shall be entitled to any payment or alternative compensation or award.

18. APPROVAL BY STOCKHOLDERS. The Plan shall be approved by stockholders of the Company within twelve (12) months before or after the Effective Date.

19. MODIFICATION OF AWARDS. At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Award, provided no such modification shall confer on the holder of said Award any right or benefit which could not be conferred on him by the grant of a new Award at such time, or impair the Award without the consent of the holder.

20. AMENDMENT AND TERMINATION OF THE PLAN. The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Awards, suspend or terminate the Plan; provided that shareholder approval shall be required to increase the number of Shares subject to the Plan provided in Section 4 or to extend the term of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of any affected holders of an Award, alter or impair any rights or obligations under any Award theretofore granted.

21. RESERVATION OF SHARES. The Company, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

22. WITHHOLDING TAX. The Company's obligation to deliver Shares upon exercise or vesting of Awards (or such earlier time that the Participant makes an election under Section 83(b) of the Code) shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have the Company withhold Shares, or to deliver to the Company Shares that he already owns, having a value equal to the amount required to be withheld. The value of Shares to be withheld, or delivered to the Company, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is to be determined. As an alternative, the Company may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

23. NO EMPLOYMENT OR OTHER RIGHTS. In no event shall a Participant's eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Director or Employee or any other party to continue service with the Company, the Bank, or any Affiliate of such corporations. No member of the Board, Bank Board, or board of directors of any Affiliate shall have a right to be granted an Award or, having received an Award, the right to be granted an additional Award.

24. GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Maryland, except to the extent that federal law shall be deemed to apply.

FRONT

PROXY - EAGLE BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby makes, constitutes and appoints Arthur H. Blitz and Bruce
H. Lee, and each of them (with the power of substitution), proxies for the undersigned to represent and to vote, as designated below, all shares of common stock of Eagle Bancorp, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Company's Annual Meeting of Shareholders to be held on May 25, 2006 and at any adjournment or postponement of the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all of the nominees set forth on the reverse side and FOR the proposal to approve the 2006 Stock Plan. IN ADDITION, THIS PROXY WILL BE VOTED AT THE DISCRETION OF THE PROXY HOLDER(S) UPON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

BACK
ANNUAL MEETING PROXY CARD

A.       ELECTION OF DIRECTORS
1. The Board of Directors recommends a vote FOR the listed nominees.

                            For      Withhold                                     For      Withhold
01 - Leonard L. Abel        / /        / /         05 - Eugene F. Ford, Sr        / /        / /
02 - Leslie M. Alperstein   / /        / /         06 - Philip N. Margolius       / /        / /
03 - Dudley C. Dworken      / /        / /         07 - Ronald D. Paul            / /        / /
04 - Michael T. Flynn       / /        / /         08 - Leland M. Weinstein       / /        / /


B.        ISSUE
The Board of Directors recommends a vote FOR the following proposal.


                                                               For           Against          Abstain
2.  Proposal to Approve the 2006 Stock Plan                    / /              / /             / /

Please check here if you plan to attend the Annual Meeting.    / /


C. AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

Important: Please date and sign your name as addressed, and return this proxy in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the shareholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.

Signature 1 - Please keep signature within the box       Signature 2 - Please keep signature within the box      Date (mm/dd/yyyy)
--------------------------------------------------       --------------------------------------------------      ------------------